Exhibit 4(e)

UNITED STATES AND AUSTRALIAN DOLLAR
SYNDICATED REVOLVING LOAN NOTE FACILITY

US$600,000,000

SUBSCRIPTION AGREEMENT

dated 14 November 2002

for

WMC FINANCE LIMITED

Joint Lead Arrangers

COMMONWEALTH BANK OF AUSTRALIA

DEUTSCHE BANK AG

JPMORGAN CHASE BANK

WESTPAC BANKING CORPORATION

with

WESTPAC BANKING CORPORATION
acting as Agent

Mallesons Stephen Jaques

Rialto
525 Collins Street
Melbourne Vic 3000
(61 3) 9643 4000
DX 101 Melbourne
Ref: NED:RV

Page i

31.	Payment mechanics	76

32.	Register	78

33.	Set-off	79

34.	Notices	79

35.	Obligor’s Compliance with Loan Note Deed Poll	82

36.	Calculations and certificates	82

37.	Partial invalidity	82

38.	Remedies and waivers	82

39.	Amendments and waivers	83

40.	Counterparts	83

41.	Governing law	84

42.	Enforcement	84

SCHEDULE 1 THE GUARANTORS		85

SCHEDULE 2 Conditions precedent		87

SCHEDULE 3 REQUESTS		93

SCHEDULE 4 FORM OF TRANSFER CERTIFICATE		94

SCHEDULE 5 FORM OF ACCESSION DEED		96

SCHEDULE 6 FORM OF RESIGNATION LETTER		97

SCHEDULE 7 FORM OF COMPLIANCE CERTIFICATE		98

SCHEDULE 8 APLMA FORM OF CONFIDENTIALITY UNDERTAKING		99

SCHEDULE 9 TIMETABLES		101

SCHEDULE 10 INTENTIONALLY BLANK		102

SCHEDULE 11 PRESCRIBED INDEBTEDNESS		103

SCHEDULE 12 PRESCRIBED TERMS		104

Page ii

THIS AGREEMENT is dated 14 November 2002 and made between:

(1)	WMC Finance Limited (ABN 83 008 569 560) of Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006 (the “Borrower”);

(2)	The entities listed in Part I of Schedule 1 (the “Original Guarantors”);

(3)	The entities listed in Part II of Schedule 1 (the “Joint Lead Arrangers”);

(4)	Westpac Banking Corporation (ABN 33 007 457 141) of Level 9, 255 Elizabeth Street, Sydney, New South Wales, 2000 (the “Agent”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Accession Deed” means a document substantially in the form set out in Schedule 5 (Form of Accession Deed).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 25 (Changes to the Obligors).

“A$” or “Australian dollars” means the lawful currency of Australia.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the Sydney foreign exchange market at or about 11:00 a.m. (Sydney time) on a particular day.

“Alumina Debt Facility” means any bilateral debt facility entered or to be entered into by WMC Limited (which will change its name to Alumina Limited) before or around the time of the Demerger for the provision of accommodation by a bank or financial institution to refinance in part existing facilities provided to the WMC Limited Group and for general corporate purposes.

“APLMA” means the Asia Pacific Loan Market Association.

“ASIC” means the Australian Securities and Investments Commission and its successors.

“Associate” has the meaning given to it in Section 128F(9) of the Tax Act.

“ASX” means Australian Stock Exchange Limited.

“Australian Withholding Tax” means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, lodgement or registration; or

(b)
in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means, in relation to each Facility, the period from and including the date the Agent notifies the Borrower that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) until the date which is 1 month prior to the Maturity Date for that Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)
in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date other than the Lender’s participation in Loans under any Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means US$.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request) adjusted to reflect any repayment (other than a repayment arising from a change of currency), prepayment, consolidation or division of the Loan.

“Base Rate” means in relation to Loans in Australian dollars, BBR, and in relation to Loans in United States dollars, LIBOR.

“BBR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)
(if no such rate is available for the Interest Period for that Loan, or if the basis on which that rate is displayed is changed and in the opinion of the Agent it ceases to reflect the Lenders’ cost of funding), the arithmetic mean of the buying rates (rounded up to four decimal places) as supplied to the Agent at its request by 3 Reference Banks, as at the Specified Time on the Quotation Day for the purchase of bills of exchange accepted by a leading Australian bank of a term comparable to the Interest Period for that Loan.

Rates will be expressed as a yield percent per annum to maturity.

“Break Costs” means the amount (if any) by which:

(a)
the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market or acquiring a bill of exchange accepted by a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney, Melbourne and:

(a)	(where the Base Rate is LIBOR), London; or

(b)	(in relation to any date for payment or purchase of US$), New York City.

“Calculation Date” means 30 June and 31 December in each year.

“Commitment” means a Facility A Commitment or Facility B Commitment, to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment Letter” means the Commitment Letter dated 7 October 2002 from the Joint Lead Arrangers to the Borrower, as accepted by the Borrower on 7 October 2002.

“Completion” means, in relation to a project or development, the point in time at which the completion tests relating to that project or development have been satisfied in accordance with their terms (as varied by agreement between the parties).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA as set out in Schedule 8 (APLMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

“Control” of a corporation means having either:

(a)	the capacity to determine the outcome of decisions about the corporation’s financial and operating policies; or

(b)
an interest of more than 49.9% in voting shares (as defined in the Corporations Act) in that corporation or in any category of the profits, distributions or net liquidation proceeds of that corporation.

“Corporations Act” means the Corporations Act 2001 (Cth);

“Default” means:

(a)	an Event of Default; or

(b)
any event or circumstance described in Clause 23 (Events of Default) which is not yet an Event of Default but which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defeasance Arrangement” means an arrangement pursuant to which money or securities are paid to, or deposited with, a depositary in the amount designed to pay, service, redeem or satisfy any liability in respect of any notes, bonds debentures or other indebtedness.

“Demerger” means the demerger of the WMC Limited Group into two separate and independently listed corporate groups, consisting of:

(a)
WMC Limited, certain Subsidiaries of WMC Limited as at the date of this Agreement (namely Westminer International Holdings Pty Ltd, Western Mining Corporation (USA), Westminer International (UK) Limited, WMC Alumina (USA) Inc, Westminer Acquisition (UK) Limited and Westminer (Investments) BV) and through those Subsidiaries the interest of WMC Limited in the entities comprising the Alcoa World Alumina and Chemicals joint venture with Alcoa Inc; and

(b)	WMC Resources Limited and all, or substantially all, of the other Subsidiaries of WMC Limited as at the date of this Agreement,

to be effected by way of a scheme of arrangement pursuant to Part 5.1 of the Corporations Act between WMC Limited and its shareholders in accordance with the Scheme Booklet, and an associated share capital reduction by WMC Limited pursuant to section 256B of the Corporations Act.

“Demerger Deed” means the Demerger Deed as described in section 10.17.2 of the Scheme Booklet.

“Demerger Implementation Date” means the “Demerger Date” as defined in the Scheme Booklet.

“Derivative Transaction” means a swap, option, hedge, forward, futures or similar transaction.

“EBITDA” means, in relation to the Group and with respect to any reporting period ending on a Calculation Date covered by the Financial Statements, the consolidated net earnings of the Group for that period as shown in the Financial Statements (without duplication):

(a)	before any deduction of income tax;

(b)	before any deduction of Total Interest;

(c)	before amortisation and depreciation;

(d)	before significant items;

(e)	after adding-back (if deducted from Group earnings) or deducting (if added to Group earnings) non cash items;

(f)	before unrealised exchange gains and losses;

(g)
after deducting net realised losses in respect of Derivative Transactions (other than any realised losses in respect of Derivative Transactions which are incurred by the Group in satisfying its payment obligations under those Derivative Transactions from the proceeds of the first Utilisation under this Facility).

“Economic Interest” means any direct or (through interposed persons or otherwise) indirect interest, and includes Equities in a person or contractual or other legally binding relations with a person under a participation or revenue or profit sharing agreement in connection with a project or development.

“Environment” includes the meaning given to that term in any legislation in force in any jurisdiction where the Group conducts its business, and also includes the physical, atmospheric and climatic composition of the surrounds or habitats of being including, without limitation, human, animal, plant and insect, the biological factor or beings and the social factor of aesthetics.

“Environmental Law” means a law (whether statute or common law) regulating or otherwise relating to the Environment, including but not limited to any law relating to land use, planning, heritage, coastal protection, water catchments, pollution of air or water, noise, smell, soil or ground water contamination, chemicals, waste, pesticides, use of dangerous goods or hazardous substances, the ozone layer, building regulation, public and occupational health and safety, food, health, noxious trades or any other aspect of protection of the Environment or the enforcement or administration of those laws.

“Equity” means any stock, share, unit or other equity interest.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Excluded Default” means any event of default or review event (however described) under any document which contemplates any Financial Indebtedness actually or contingently owing by a member of the Group as at the date of this Agreement (including under a Derivative Transaction) or any facility or commitment existing at the date of this Agreement for such Financial Indebtedness, which occurs as a result of:

(a)
any transaction implemented for the Demerger (including, without limitation, the Borrower ceasing to be a subsidiary of WMC Limited and any internal corporate restructuring of the Group or closing out or termination of any Derivative Transactions);

(b)	any announcement or decision by a ratings agency to downgrade or place a Guarantor or the Borrower on negative credit watch as a result of WMC Limited proposing or implementing the Demerger; or

(c)
any other such Financial Indebtedness or facility or commitment being, or becoming capable of being, terminated or due for repayment before its stated maturity as a result of any such transaction, announcement or decision referred to in (a) or (b) above.

“Excluded Subsidiary” means at any time:

(a)	a Prohibited Subsidiary;

(b)	any member of the Resources Group which at that time is neither a wholly-owned Subsidiary of WMC Resources Limited or an Obligor; or

(c)	any Subsidiary of the Group Parent which is a trustee of any staff superannuation or similar fund.

“Facility” means Facility A or Facility B, which are the syndicated revolving loan facilities made available under this Agreement as described in Clause 2 (The Facilities).

“Facility A Commitment” means:

(a)
in relation to a Joint Lead Arranger, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan. To avoid doubt, this includes a Swingline Loan.

“Facility B Commitment” means:

(a)
in relation to a Joint Lead Arranger, the amount in the Base Currency set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means any letter or letters from either the Joint Lead Arrangers or the Agent, directed to the Borrower and setting out any of the fees referred to in Clause 12 (Fees).

“Finance Document” means this Agreement, the Loan Note Deed Poll, a Loan Note, any Fee Letter, the Commitment Letter, the Underwriting Letter, any Accession Deed and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised under any acceptance credit, bill acceptance or bill endorsement facility;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any Derivative Transaction (and, when calculating the value of any Derivative Transaction, only the marked to market value shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Statements” means the consolidated Group financial statements (as that term is defined in the Corporations Act) together with any other statements, reports (including any directors’ and auditor’s reports) and notes attached to or intended to be read with any of them. For the avoidance of doubt, these must be prepared for both the Group and the Group Parent.

“GAAP” means generally accepted accounting principles in Australia.

“Governmental Agency” means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

“Group” means:

(a)	up to the Demerger Implementation Date, WMC Limited and its Subsidiaries; and

(b)	from and including that date, the Resources Group.

“Group	Parent” means:

(a)	up to the Demerger Implementation Date, WMC Limited; and

(b)	from and including that date, WMC Resources Limited.

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 25 (Changes to the Obligors).

“Holding Company” means, in relation to the Borrower or a company or a corporation, any other company or corporation in respect of which it is a Subsidiary.

“Implementation” means the later to occur of:

(a)	the Demerger Implementation Date; and

(b)	execution and registration of share transfers, from WMC Limited to WMC Resources Ltd, of the interests of the WMC Limited Group in:

(i)	WMC Fertilisers Pty Ltd;

(ii)	WMC (Olympic Dam Corporation) Pty Ltd;

(iii)	WMC Resources International Pty Ltd; and

(iv)	the Borrower.

“Implementation Deed” means the Implementation Deed the form of which is set out in section 14 of the Scheme Booklet.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the document in the form approved by the Borrower concerning the Group and the Demerger which, at the Borrower’s request and on its behalf, will be prepared in relation to this transaction and distributed by the Joint Lead Arrangers to selected financial institutions.

“Insurances” means the insurance policies contemplated by Clause 22.8.

“Insurance Report” means the report of Marsh & McLennan given to the Agent as a condition precedent under item 1(j) of Part I of Schedule 2.

“Intangible Assets” means goodwill, patents, trademarks, trade names and all other intangible assets as defined in GAAP.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 6.3 (Default interest) of the Loan Note Deed Poll.

“Joint Venture” means a partnership, joint venture (including a corporation the only shareholders of which are party to a joint venture), unincorporated organisation whose business substantially consists of or is related to the exploration, development, mining and/or exploitation (including processing, transportation, marketing and any other related activity) of minerals, metals or fertilisers.

“Lender” means:

(a)	any Joint Lead Arranger; and

(b)	any bank or financial institution which has become a Party in accordance with Clause 24 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan:

(a)	the applicable Screen Rate; or

(b)
(if no such rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in US$ and for a period comparable to the Interest Period for that Loan.

“Limited Recourse Debt” means Project Debt incurred by a member of the Group which, as a matter of contract binding all relevant parties at the time it is incurred and at all times before Completion:

(a)	will automatically become Non-Recourse Debt upon Completion; or

(b)	the member of the Group will cease to be liable to pay or repay upon Completion (and no other member of the Group becomes so liable unless the debt is Non-Recourse Debt),

in either case, without the need for any further act of or by any party. If, for any reason:

(c)	at any time before Completion, the condition described in (a) or (b) (as the case may be) ceases to apply; or

(d)	at Completion, the debt does not become Non-Recourse Debt, or a member of the Group remains liable to pay or repay the debt (as the case may be); or

(e)	at any time after Completion, the debt either ceases to be Non-Recourse Debt or a member of the Group becomes liable to pay it (as the case may be); or

(f)
despite Completion not having occurred within the terms of the relevant document, the relevant party or parties either deem Completion to have occurred or waive the requirement to satisfy the terms of the relevant document regarding the concept of Completion, then the debt will immediately and automatically at that time cease to be “Limited Recourse Debt” for the purposes of this agreement.

“Loan” means a loan made or to be made under Facility A or Facility B, or the principal amount outstanding for the time being of a loan under any of those Facilities. To avoid doubt, this includes a Swingline Loan.

“Loan Note” means a loan note issued under the Loan Note Deed Poll.

“Loan Note Deed Poll” means the deed poll entitled “Loan Note Deed Poll in respect of the US$600,000,000 Subscription Agreement” dated on or after the date of this Agreement in the form agreed by the Borrower and the Agent.

“Majority Lenders” means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

“Margin” means with respect to a Loan, the rate set out in the table below opposite the S&P Credit Rating of the Group Parent as at the Quotation Day of an Interest Period for that Loan:

S& P Credit Rating	Facility A Margin % p.a.	Facility B Margin % p.a.
A- or better	0.45	0.60
BBB+	0.55	0.75
BBB	0.70	0.90
BBB-	0.85	1.10
BB+ or lower or unrated	1.00	1.30

The Margin applicable to the Loan will not change during that Interest Period. For the purposes of the commitment fee under Clause 12.1, the Margin will change on the same date the above S&P Credit Rating changes.

“Material Adverse Effect” means a material adverse effect on:

(a)	the business, operation, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(b)	the ability of the Obligors (taken as a whole) to perform its obligations under the Finance Documents; or

(c)	the validity or enforceability of all or any material part of this Agreement or the rights or remedies of any Finance Party under all or any material part of the Finance Documents.

“Maturity Date” means:

(a)	in relation to Facility A, the last day of a 364 day period starting on (and including) the date of this Agreement, subject to extension at the Lenders’ discretion; or

(b)	in relation to Facility B, the last day of a three year period starting on (and including) the date of this Agreement.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Net Tangible Assets” means, in relation to the Group and with respect to any reporting period ending on a Calculation Date covered by the Financial Statements, the amount shown by those Financial Statements as total shareholders’ equity of the Group after (without duplication):

(a)	including the amount of reserves and retained earnings;

(b)	deducting the amount of all dividends which have been declared;

(c)	excluding outside equity interests;

(d)	excluding any increases in the asset revaluation reserves arising after 31 December 2002; and

(e)	excluding the amount of any Intangible Assets.

“Non-Recourse Debt” means any Project Debt if, and for so long as:

(a)
the person to whom the Project Debt is owed (or any agent or trustee on that person’s behalf) does not have recourse (whether by way of execution, set-off or otherwise) to any member of the Group or its assets for the payment or repayment of the Project Debt other than to assets which the Securities (“Project Securities”) securing that Project Debt are permitted to extend to under Clause 22.3(c)(ix) (that person, and any agent or trustee on that person’s behalf, being a “Non-Recourse Finance Party”);

(b)
the Non-Recourse Finance Party may not seek to wind up or place into administration, or pursue or make a claim in the winding up or administration of, any member of the Group to recover or to be repaid that Project Debt;

(c)	the Non-Recourse Finance Party cannot obtain specific performance or a similar remedy with respect to any obligation of a member of the Group to pay or repay that Project Debt; and

(d)
the Non-Recourse Finance Party and any receiver, receiver and manager, agent or attorney appointed under the Project Securities, may not incur a liability on behalf of, or for the account of, a member of the Group which liability itself is not subject to the above paragraphs as if references to Project Debt in those paragraphs included that liability.

It includes any Project Debt if:

(e)
all or substantially all of the assets of the only members of the Group to which the Non-Recourse Finance Party may have recourse for the payment or repayment that Project Debt, comprise assets encumbered by Project Securities; and

(f)
where the Non-Recourse Finance Party may have recourse to assets of other members of the Group which are subject to Project Securities but which do not fit the description in (e) above, such Project Debt would otherwise comprise Non-Recourse Debt under paragraphs (a) to (d) inclusive above.

“Obligor” means the Borrower or a Guarantor.

“Original Financial Statements” means:

(a)
for the period ending on the day before the Scheme Effective Date, the audited Financial Statements of the Group for the financial year ended 31 December 2001 and the unaudited Financial Statements of the Group for the financial half-year ended 30 June 2002; and

(b)	for the period on and after the Scheme Effective Date, the management pro-forma Financial Statements of the Group for the 6 months ended 30 June 2002.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

“Prescribed Indebtedness” means the Financial Indebtedness described in Schedule 11.

“Prescribed Terms” means the terms described in Schedule 12.

“Prohibited Subsidiary” means any Subsidiary of the Group Parent which is incorporated in a jurisdiction outside Australia (“Overseas Jurisdiction”):

(a)	which is prohibited under the laws of general application to companies incorporated in the Overseas Jurisdiction from giving a guarantee and indemnity securing the Facility; and

(b)
in respect of which the Group Parent has provided a legal opinion in form and substance satisfactory to the Agent from lawyers practising in that jurisdiction confirming that the Subsidiary is so prohibited and the nature of the prohibition and stating any means by which the prohibition may be lawfully circumvented so that the Subsidiary may give such a guarantee and indemnity.

A Subsidiary will only be a Prohibited Subsidiary if and for so long as it is so prohibited.

“Project Activity” means:

(a)
the acquisition, exploration, drilling, development, construction, extension, expansion or improvement of any asset in which no member of the Group has any Economic Interest as at the date of this Agreement; or

(b)
the exploration, drilling, development, construction, extension, expansion or improvement of any asset in which a member of the Group has, as at the date of this agreement, an Economic Interest but in respect of which none of those activities (other than exploration and drilling) has commenced as at the date of this Agreement.

“Project Debt” means, with respect to a project or development:

(a)	Financial Indebtedness comprising all or a substantial part of the price and/or cost of Project Activities in connection with the project or development; or

(b)	Financial Indebtedness incurred:

(i)	before or at the time of carrying out of Project Activities; or

(ii)	within 270 days of completion of the last of the Project Activities in connection with the project or development,

solely for the purposes of financing or refinancing all or a substantial part of the price and/or cost of the Project Activities in connection with the project or development; or

(c)	any Financial Indebtedness incurred solely to refinance any of the above Financial Indebtedness or incurred under any successive refinancing; or

(d)	any liabilities under Derivative Transactions entered into in connection with any of the above Financial Indebtedness or any Project Activity; or

(e)
interest or amounts in the nature of interest, rent, charges, fees, costs of any nature (including break costs or costs arising from changes in law), duties, expenses, currency indemnities, withholding taxes, Indirect Taxes and other similar indebtedness (however described) which, in any case, is or are incurred or payable in connection with any of the above; or

(f)	any guarantee or indemnity securing payment or repayment of any of the above amounts (but not any other Financial Indebtedness).

“Project Property” means a Group member’s assets used solely or predominantly in, or generated by, any Project Activities for a project or development including:

(a)	assets forming part of or connected with or derived from that project or development; and

(b)	proceeds derived from other Project Property relating to that project or development.

“Project Vehicle” means an entity which is established for the purposes of, and confines its business operations to, owning or generating Project Property, carrying out the Project Activities and incurring Project Debt.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is Australian dollars) the first day of that period; or

(b)	(if the currency is United States dollars) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Rating Expert” means an expert in relation to the long term credit rating of companies, satisfactory to the Joint Lead Arrangers and the Borrower (all acting reasonably) and independent of the Joint Lead Arrangers and the Borrower.

“Reference Banks” means, in relation to BBR, each of the Joint Lead Arrangers and in relation to LIBOR, the principal London offices of Deutsche Bank AG, JP Morgan and Citibank N.A. or, in either case, such other banks as may be appointed by the Agent.

“Register” means a register maintained by the Agent under Clause 32 (Register).

“Relevant Interbank Market” means in relation to Australian dollars, the Australian bank bill market and, in relation to United States dollars, the London interbank market.

“Relevant Provision” means, in relation to:

(a)	the Scheme Booklet, sections 1 and 5, the table of directors in section 7.10.1, sections 7.10.2, 7.12, 7.14, 7.16, 11, 12, 15 and the notices of meeting contained in section 16;

(b)	the Demerger Deed, all of the provisions of the Demerger Deed;

(c)	the Implementation Deed, all of the provisions of the Implementation Deed; and

(d)	the constitution of an Obligor, any provision the amendment of which adversely affects, or will adversely affect, that Obligor’s ability to comply with the Finance Documents.

“Repeating Representations” means each of the representations set out in Clauses 19.1 to 19.4 inclusive, 19.6, 19.9, 19.11(c), 19.12, 19.14 and 19.15.

“Resignation Letter” means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

“Resources Group” means, at any time, the corporate group comprising WMC Resources Limited and the companies which are or will be its Subsidiaries after the Demerger Implementation Date.

“Review Event” occurs if the Group Parent:

(a)	becomes a Subsidiary of any other entity; or

(b)	ceases to have Control of the Borrower,

and, either immediately prior to, or immediately after, such event, the entity referred to in paragraph (a) or the entity which acquires Control of the Borrower (whichever is relevant) has a S & P Credit Rating lower than BBB or, if unrated, is determined by a Rating Expert to have an unsecured long term credit rating lower than BBB.

“Rollover Loan” means one or more Loans in respect of a Facility:

(a)	made or to be made on the same day that a maturing Loan under that Facility is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan under that Facility;

(c)	in the same currency as the maturing Loan under that Facility; and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan under that Facility.

To avoid doubt, a Facility A Loan which is used to repay a Swingline Loan in the circumstances contemplated by Clause 5.1 is a Rollover Loan.

“S & P Credit Rating” means the senior unsecured long-term credit rating published by Standard & Poors, a division of the McGraw-Hill Companies Inc.

“Scheme Booklet” means the document dispatched, or to be dispatched, to shareholders of WMC Limited, setting out the material terms of the proposed Demerger.

“Scheme Effective Date” means the “Effective Date” as defined in the Scheme Booklet.

“Screen Rate” means:

(a)	in relation to BBR, the average bid rate displayed on the Reuters screen page BBSY for Australian dollar bank accepted bills and the relevant period; or

(b)
in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for United States dollar deposits and the relevant period displayed on the appropriate page of the Reuters Page “LIBOR01 US$ Column”.

If the agreed page is replaced or the service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. It includes any sale and leaseback arrangement.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“Subsidiary” has the meaning given in the Corporations Act, but as if body corporate includes any entity. It also includes an entity whose profit or loss is required by current accounting practice to be included in the consolidated annual profit and loss statements of that entity or would be required if that entity were a corporation.

“Swingline Loan” means a loan in A$ made or to be made under Facility A where the Utilisation Request is given in accordance with clause 5.1(b) and paragraph (a) of Schedule 9, or the principal amount outstanding for the time being of such a loan.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Act” means the Income Tax Assessment Act 1936.

“Tender & Consent Period” means the period commencing on or about the date which is 20 Business Days prior to the Scheme Effective Date and ending on or about the Scheme Effective Date during which USA Finance will offer to repurchase any and all outstanding US$ Bonds.

“Term Loan Facility Agreement” means the US$500,000,000 term loan note facility subscription agreement between the Borrower, the Original Guarantors, the Joint Lead Arrangers and the Agent.

“Total Capitalisation” means, in relation to the Group and with respect to any reporting period ending on a Calculation Date covered by the Financial Statements, the aggregate of Net Tangible Assets and Total Debt.

“Total Commitments” means the aggregate of the Commitments, being US$600,000,000 at the date of this Agreement.

“Total Debt” means, in relation to the Group and with respect to any reporting period ending on a Calculation Date covered by the Financial Statements, the aggregate of the amount shown by those Financial Statements as the borrowings of the Group and the amount of all contingent liabilities of the Group comprising a surety obligation (including, but not limited to, guarantees and indemnities) undertaken in respect of borrowings of an entity which is not a member of the Group.

“Total Interest” means, in relation to the Group and with respect to any reporting period ending on a Calculation Date covered by the Financial Statements, the total interest expense of the Group which has accrued during that period as shown in the Financial Statements (excluding any amounts which pertain to amortisation of borrowing costs, cross currency swaps and interest rate swaps).

“Total Tangible Assets” means, in relation to the Resources Group and with respect to any reporting period ending on a Calculation Date covered by the Financial Statements, all of the assets of the Group (except Intangible Assets), as shown in the Financial Statements.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date which is the fifth Business Day after the date of delivery of the relevant Transfer Certificate to the Agent, or such earlier Business Day endorsed by the Agent on such Transfer Certificate.

“Underwriting Letter” means the letter dated 10 October 2002 from the Joint Lead Arrangers to the Borrower setting out certain matters regarding their Commitments.

“US$” or“United States dollars” means the lawful currency of the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“USA Finance” means WMC Finance (USA) Limited (ABN 98 061 718 198).

“US$ Bonds” means the US$ debt securities on issue by USA Finance as at the date of this Agreement.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Requests).

“WMC Limited” means WMC Limited (ABN 85 004 820 419) of Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006.

“WMC Limited Group” means the corporate group comprising WMC Limited and its Subsidiaries.

“WMC Resources Ltd” means WMC Resources Ltd (ABN 76 004 184 598) of Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006.

1.2	Construction

(a)	Any reference in this Agreement to:

(i)	“assets” includes present and future properties, revenues and rights of every description;

(ii)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(iv)
a “person” includes any person, firm, Borrower, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(v)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vi)	a provision of law is a reference to that provision as amended or re-enacted; and

(vii)	unless a contrary indication appears, a time of day is a reference to Melbourne time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	The words “including”, “for example” or “such as” when introducing an example, do not limit the meaning of the words to which the example relates to that example or examples of a similar kind.

(e)
A Default (other than an Event of Default) is “continuing” or “subsists” if it has not been remedied, or waived in writing, and an Event of Default is “continuing” or “subsists” if it has not been remedied, or waived in writing.

1.3	Excluded Subsidiary adjustments

(a)
For the purposes only of the representation in Clause 19.16 and the undertaking in Clause 22.11, EBITDA and Total Tangible Assets are as disclosed in the most recent Financial Statements of the Resources Group and will be adjusted to exclude the Excluded Subsidiaries as if they were not members of the Resources Group.

(b)
Until such time as the first Financial Statements with respect to the Resources Group are delivered under Clause 20.1, the most recent financial statements for the purposes of the previous paragraph will be the pro-forma financial statements referred to in paragraph 1(n) of Schedule 2, Part I.

1.4	Deutsche Bank AG

The parties acknowledge and agree that:

(a)	this agreement is entered into by Deutsche Bank AG (“DBAG”) and Deutsche Australia Limited (“DAL”) as Lenders jointly and severally;

(b)	where DBAG and DAL are obliged to do anything under this agreement, which of them actually does it will be determined by DBAG in its absolute discretion;

(c)	a payment to DBAG in respect of an obligation to pay DAL as a Lender shall satisfy, to the extent of that payment, the obligation to pay DAL;

(d)	a payment to DAL in respect of an obligation to pay DBAG as a Lender shall satisfy, to the extent of that payment, the obligation to pay DBAG;

(e)	a consent from, a communication to or by, or the exercise of a discretion by, one of DBAG or DAL in its capacity as a Lender, shall bind the other of them as a Lender;

(f)	a reference to “Lender” is a reference to either or both of DBAG or DAL as the case requires; and

(g)
the Agent is not required to pay to DBAG or DAL or both any amount otherwise payable under this agreement (whether for costs, indemnities or otherwise) which is in total greater than it would have been required to pay to DBAG if DBAG had itself satisfied its obligations and performed its rights under this agreement and DAL had not entered into this agreement.

SECTION 2
THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

(a)
Subject to the terms of this Agreement, the Lenders make available to the Borrower United States dollar/Australian dollar revolving loan note facilities in an aggregate amount equal to the Total Commitments and will subscribe for Loan Notes representing the amount lent.

(b)	The Borrower shall ensure that the aggregate Base Currency Amount of Loans outstanding under a Facility does not at any time exceed the aggregate of the Commitments for the Facility.

2.2	Lenders’ rights and obligations

(a)
The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.	PURPOSE

3.1	Purpose

The Borrower may only utilise the Facilities for the following purposes:

(a)
to refinance existing Financial Indebtedness and repay commercial paper, notes or other like debt instruments, other than Prescribed Indebtedness and Derivative Transactions not required by their respective counterparties to be closed out as a result of the Demerger;

(b)	to replace all existing committed facilities, cancelled or to be cancelled as a result of the Demerger; and

(c)	otherwise, for the Group’s on-going corporate purposes.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent (acting o
n the instructions of the Majority Lenders). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(a)	more than 3 Facility A Loans would be outstanding; or

(b)	more than 3 Facility B Loans would be outstanding.

SECTION 3
UTILISATION

5.	UTILISATION

5.1	Delivery of a Utilisation Request

(a)	The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)
Despite paragraph (a), the Borrower may utilise Facility A to draw A$            Loans for the purpose of repaying commercial paper, notes or other like debt instruments by delivery to each Lender (with a copy to the Agent) of a duly completed Utilisation Request not later than the Specified Time.

(c)
If the Borrower wants to utilise Facility A while a Swingline Loan is outstanding, such that the proposed Utilisation Date of the Loan to be requested is on or before the last day of the Swingline Loan’s Interest Period, then:

(i)	the requested Loan must be in Australian dollars in an amount at least equal to the amount of the outstanding Swingline Loan; and

(ii)	clause 5.3(b)(ii) applies to the excess if the requested Loan is to be in an amount greater than the amount of the outstanding Swingline Loan; and

(iii)	the proceeds of the requested Loan must be applied first in repayment of the Swingline Loan on the last day of its Interest Period.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request in respect of a Loan under a Facility is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	it identifies if it is in respect of a Swingline Loan;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iv)	the currency and amount of the Utilisation comply with Clause 5.1(c) (Delivery of a Utilisation Request) (if applicable) and Clause 5.3 (Currency and Amount); and

(v)	the proposed Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan under each Facility may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be United States dollars or Australian dollars.

(b)	The amount of the proposed Loan must be:

(i)	if the currency selected is United States dollars, a minimum of US$5,000,000 and an integral multiple of US$1,000,000 or, if less, the Available Facility; or

(ii)
if the currency selected is Australian dollars, a minimum of A$10,000,000 and an integral multiple of A$2,000,000 or, if less, the Available Facility notionally converted into Australian dollars at the Agent’s Spot Rate of Exchange.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met:

(i)	except in the case of a Swingline Loan, each Lender shall make its participation in each Loan available through its Facility Office;

(ii)	in the case of a Swingline Loan, each Joint Lead Arranger shall make its participation available through its Facility Office;

(iii)	if the first Utilisation Date is for a Loan other than a Swingline Loan, this will constitute subscription for Loan Notes by each Lender;

(iv)
if the first Utilisation Date is in respect of a Swingline Loan, this will constitute subscription for Loan Notes by each Joint Lead Arranger only, and each other Lender will be taken to have subscribed for Loan Notes when it first participates in a Loan which is not a Swingline Loan.

(b)
Except in the case of a Swingline Loan, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the applicable Available Facility immediately prior to making the Loan. In the case of a Swingline Loan, the amount of each Joint Lead Arranger’s participation in the Loan will be 25%.

(c)	The Agent shall notify each Lender (or, in the case of a Swingline Loan, each Joint Lead Arranger only) of the amount, currency and the Base Currency Amount of each Loan at the Specified Time.

5.5	Issue of Loan Notes

(a)	If the first Utilisation Date is for a Loan other than a Swingline Loan, on the first Utilisation Date the Borrower shall issue the Loan Notes to each Lender with:

(i)	a maximum aggregate principal amount equal to the sum of the Lender’s Commitments; and

(ii)
an aggregate principal amount outstanding equal to the greater of the Lender’s participation in Loans outstanding from time to time and (if the Lender’s Commitments are greater than zero), one United States dollar.

If the first Utilisation Date is for a Swingline Loan, the Borrower will do those things in respect of each Joint Lead Arranger only, and will do them in respect of the other Lenders when they first participate in a Loan which is not a Swingline Loan

(b)
The Borrower will before the first Utilisation Date sign and seal the Loan Note Deed Poll and forward it to the Agent in escrow. On receipt of the money referred to in Clause 5.4 (Lenders’ participation), the Agent will date the Loan Note Deed Poll and the Borrower will be taken to have delivered the Loan Note Deed Poll.

(c)	On receipt of the funds from each Lender (or, in the case of a Swingline Loan, from each Joint Lead Arranger) in accordance with Clause 5.4 (Lenders’ participation) the Agent shall do the following:

(i)	Pay those funds either:

(1)	if clause 5.1(c) does not apply, to the relevant account specified in the Utilisation Request; or

(2)	if clause 5.1(c) does apply, first to the Joint Lead Arrangers by way of repayment of the Swingline Loan, then, if there is an excess, to the relevant account specified in the Utilisation Request.

(ii)	In the circumstances contemplated by paragraph (a), enter the Loan Notes to be issued under that paragraph in the Register. That entry will constitute issue of the Loan Notes.

(iii)	In the case of each other Utilisation Date amend the Register to reflect the revised principal amount outstanding.

6.	RELIQUEFICATION BILLS

(a)	The Borrower irrevocably and for value authorises each Lender (at the option of the Lender) from time to time:

(i)	to prepare reliquefication bills of exchange in relation to a Loan to it denominated in Australian dollars; and

(ii)	to sign them as drawer or endorser in the name of and on behalf of the Borrower.

(b)	The total face amount of reliquefication bills prepared by any Lender and outstanding in relation to any A$ denominated Loan must not at any time exceed:

(i)	that Lender’s share of the principal amount of that Loan; plus

(ii)	the total interest on that share over the relevant Interest Period.

(c)	Reliquefication bills must mature on or before the last day of the relevant Interest Period.

(d)	Each Lender may realise or deal with any reliquefication bill prepared by it as it thinks fit.

(e)
(i)         Each Lender shall indemnify the Borrower on demand against all liabilities, costs and expenses incurred              by the Borrower by reason of it being a party to a reliquefication bill prepared by that Lender.

(ii)
This paragraph (e) does not affect any obligation of the Borrower under the Finance Documents. In particular the obligations of the Borrower to make payments under the Finance Documents are not in any way affected by any liability of a Lender, contingent or otherwise, under this indemnity.

(f)
If a reliquefication bill is presented to the Borrower and the Borrower discharges it by payment, the amount of that payment will be deemed to have been applied against the moneys payable to that Lender.

SECTION 4

PREPAYMENT AND CANCELLATION

7.	CANCELLATION AND VOLUNTARY PREPAYMENT

7.1	Voluntary cancellation

The Borrower may, if it gives the Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$1,000,000 and an integral multiple of US$1,000,000) of an Available Facility. Any cancellation under this Clause 7.1 shall reduce the Commitments of the Lenders rateably with respect to the applicable Facility.

7.2	Voluntary prepayment of Loans

The Borrower may, if it gives the Agent not less than 3 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of the Loan before the last day of the Loan’s Interest Period (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$5,000,000 or A$10,000,000 (as applicable) and an integral multiple of US$1,000,000 or A$2,000,000 (as applicable)).

If the Borrower prepays the whole or any part of the Loan before the last day of the Loan’s Interest Period, the Borrower must pay any Break Costs associated with that prepayment in accordance with Clause 11.

7.3	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 13.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 13.3 (Tax indemnity) or Clause 14.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above, the Commitments of that Lender shall immediately be reduced to zero.

(c)
On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in that Loan.

7.4	Cancellation relating to US$ Bonds

(a)
Within two Business Days after the end of the Tender & Consent Period, the Obligors must certify in writing to the Agent the principal value of US$ Bonds which remain outstanding (“Outstanding Bonds”).

(b)	If the principal value of the Outstanding Bonds exceeds US$10,000,000 (the amount of the excess referred to in this clause as “Excess”), the Agent may (on instructions from the Majority Lenders):

(i)	cancel the Total Commitments by an amount equal to the Excess; and

(ii)
if the aggregate of the Available Commitments is less than the Excess on the proposed date of cancellation (the difference referred to in this clause as “Shortfall”), declare that Loans in an amount equal to the Shortfall (“Relevant Loans”), together with accrued interest in connection with the Relevant Loans, and all other amounts owing under the Finance Documents in connection with the Relevant Loans, be immediately due and payable; and

(iii)	declare that all or part of the Relevant Loans be payable on demand whereupon they shall immediately become payable on demand by the Agent.

Any cancellation under this Clause 7.4 shall reduce the Commitments of the Lenders with respect to the Facilities notified by the Borrower to the Agent (which notice the Borrower must provide within 3 Business Days of a request from the Agent). Any cancellation under this Clause 7.4 shall reduce the Commitments of the Lenders rateably with respect to the applicable Facility.

To avoid doubt, a declaration by the Agent under this clause 7.4, of itself, is not, and does not create, a Default.

7.5	Restrictions

(a)
Any notice of cancellation or prepayment given by any Party under this Clause 7 or under the Loan Note Deed Poll shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under a Finance Document shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)
The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement or the Loan Note Deed Poll.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Base Rate.

8.2	Default interest

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the rate specified in Clause 6.3 (Default interest) of the Loan Note Deed Poll and shall be immediately payable by the Obligor on demand by the Agent as specified in Clause 6.3 of the Loan Note Deed Poll. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.3	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement or the Loan Note Deed Poll.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)
Subject to this Clause 9, for any Loan other than a Swingline Loan, the Borrower may select an Interest Period of 1, 2, 3, 4, 5 or 6 Months or any other period agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders). Prior to the Demerger Implementation Date, the Borrower may only select an Interest Period of 1 month. For a Swingline Loan, the Borrower may select an Interest Period of up to 7 days.

(c)	An Interest Period for a Loan shall not extend beyond the Maturity Date applicable to its Facility.

(d)	A Loan has one Interest Period only.

(e)
Except in the case of a Swingline Loan, if the Borrower fails to select an Interest Period, the period is 1 month. If the Borrower fails to select an Interest Period for a Swingline Loan, the Utilisation Request is invalid.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption), if a Base Rate is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable Base Rate shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period for which the Base Rate was to have been LIBOR, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement “Market Disruption Event” means:

(i)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and period; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)	Any alternative basis agreed pursuant to clause 10.3(a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

11.	BREAK COSTS

(a)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

12.	FEES

12.1	Commitment fees

(a)
The Borrower shall pay to the Agent (for the account of each Lender) a Commitment fee in United States Dollars in respect of the Available Commitments for each Facility, computed at the rate of 40% of the applicable Margin on each Lender’s Available Commitment from execution of this Agreement until the Maturity Date for that Facility.

(b)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant period in the above Clause 12.1(a), on the Maturity Date for that Facility and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

12.2	Underwriting fee

The Borrower shall pay to the Joint Lead Arrangers an underwriting fee in the amount and at the times agreed in a Fee Letter. The Joint Lead Arrangers are responsible for paying the other banks any sub-underwriting or participation fees.

12.3	Agent’s fee

The Borrower shall pay to the Agent (for its own account) a fee for the services referred to in Clause 26.1(c) in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

13.	TAX GROSS UP AND INDEMNITIES

13.1	Definitions

(a)	In this Clause 13:

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 13.2 (Tax gross-up) or a payment under Clause 13.3 (Tax indemnity).

(b)	In this Clause 13 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

13.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)
The Borrower or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in Clause 13.3(b), the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

13.3	Tax indemnity

(a)
The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)	Clause 13.3(a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)	if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party:

(1)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(2)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

(ii)	which is Australian Withholding Tax in respect of any interest paid to an Associate of the relevant Obligor.

(c)
A Protected Party making or intending to make a claim pursuant to Clause 13.3(a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 13.3, notify the Agent.

13.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

subject to Clause 27 (Conduct of business by the Finance Parties), the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it

(after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

13.5	Stamp duties and Taxes

The Borrower shall:

(a)	pay; and

(b)	within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to,

all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	Indirect Tax

(a)
All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Tax.

(b)
Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax.

14.	INCREASED COSTS

14.1	Increased costs

(a)
Subject to Clause 14.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. This includes, without limitation, any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement “Increased Costs” means:

(i)
a reduction in the rate of return from any Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	Increased cost claims

(a)
A Finance Party intending to make a claim pursuant to Clause 14.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

(a)	Clause 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)
compensated for by Clause 13.3 (Tax indemnity) (or would have been compensated for under Clause 13.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 13.3 (Tax indemnity) applied); or

(iii)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 14.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 13.1 (Definitions).

15.	INDEMNITIES

15.1	Currency indemnity

(a)
If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within 3 Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)
the Information Memorandum, the Scheme Booklet or any other information produced or approved by the Borrower (or its representatives) being or being alleged by a person against the Lender to be misleading or deceptive in any respect;

(c)
any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement (including the Demerger);

(d)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Lenders);

(e)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone);

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(g)
or arising from the application to that Finance Party of any Environmental Law in relation to the business of the Group (including all costs, expenses and liabilities reasonably incurred by any of them as a result of any of them receiving any notice from any Governmental Agency under any Environmental Law).

15.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default; or

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.	MITIGATION BY THE LENDERS

16.1	Mitigation

(a)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of the following Clauses: Clause 8.1 (Illegality) of the Loan Note Deed Poll or Clause 14 (Increased costs) or Clause 13 (Tax gross-up and indemnities) of this Agreement (other than Clause 13.6 (Indirect Tax)) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of liability

(a)	The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 16.1 (Mitigation).

(b)
Regardless of any steps taken (or not taken) by any Finance Party, a Finance Party is not obliged to take any steps under Clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17.	COSTS AND EXPENSES

17.1	Transaction expenses

The Borrower shall, subject to any written agreement with such parties, promptly on demand pay the Agent and the Joint Lead Arrangers the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement.

17.2	Amendment costs

If an Obligor requests an amendment, waiver or consent the Borrower shall, within 3 Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

17.3	Enforcement costs

The Borrower shall, within 3 Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or in connection with anything referred to in Clause 15.2(c) (Other indemnities).

SECTION 7
GUARANTEE

18.	GUARANTEE AND INDEMNITY

18.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s obligations under the Finance Documents;

(b)
undertakes with each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it (or anything which would have been an obligation if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

18.2	Continuing guarantee

This guarantee and indemnity is a continuing guarantee and indemnity and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	Reinstatement

If any payment to or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event):

(a)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

18.4	Waiver of defences

The obligations of each Guarantor under this Clause 18 will not be affected by an act, omission, matter or thing which, but for this Clause 18, would reduce, release or prejudice any of its obligations under this Clause 18 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

(g)	any insolvency or similar proceedings; or

(h)	this Agreement or any other Finance Document not being executed by or binding against the Borrower, any other Guarantor or any other party.

18.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 18. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 18.

18.7	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of or provider of security for any Obligor’s obligations under the Finance Documents; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

18.8	Additional security

This guarantee and indemnity is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

18.9	Automatic Release of WMC Limited

(a)	WMC Limited is automatically released from all obligations and liabilities under this Agreement and ceases to be a Guarantor and Party upon Implementation (“WMC Release”) if:

(i)	no Default is subsisting at that time; and

(ii)
on or after the Implementation date, the Agent receives a certificate addressed to the Agent, in form and substance satisfactory to the Agent (acting reasonably), signed by a director of WMC Limited, stating that, after making all due and diligent inquiries, he or she is satisfied to the best of his/her knowledge and belief, that no Default is subsisting (“Release Certificate”).

Subject to this Clause 18.9, the WMC Release is effective upon receipt by the Agent of that certificate without any further action by a Party.

(b)
If a Default is subsisting on the Implementation date, the WMC Release will only take effect when the Agent receives a Release Certificate and (acting on the instructions of the Majority Lenders) certifies in writing to WMC Ltd that it is satisfied that a Default is no longer subsisting.

(c)	The other Obligors unconditionally and irrevocably consent to this Clause 18.9.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

19.	Representations

Each Obligor makes the representations and warranties set out in this Clause 19 to each Finance Party on the date of this Agreement and on such other dates as are expressly set out in Clause 19.18.

19.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

19.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	the constitutional documents of any member of the Group; or

(c)	any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

19.5	Validity and admissibility in evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and

(c)	for it and its Subsidiaries to carry on their business, and which are material,

have been obtained or effected and are in full force and effect.

19.6	Governing law and enforcement

(a)
The choice of law referred to in Clause 41 (Governing law) and Clause 14 (Governing law) of the Loan Note Deed Poll as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)	Any judgment obtained against it in any jurisdiction referred to in Clause 42 (Enforcement) in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

19.7	Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at its address specified in the Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document except, subject to the application of section 128F of the Tax Act, Australian Withholding Tax in respect of interest to non-residents not acting through an Australian permanent establishment.

19.8	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

19.9	No default

(a)	Except as disclosed to the Agent in writing, no Default is continuing.

(b)
Except as disclosed to the Agent in writing, no other event or circumstance is outstanding which constitutes a default (other than an Excluded Default or an event giving rise to an Excluded Default) under any other agreement or instrument to which it or any of its Subsidiaries is a party or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

(c)	To avoid doubt, mere disclosure of an event contemplated by this clause does not excuse or waive any Default that might arise or have arisen.

19.10	No misleading information

(a)
Any factual information provided by an Obligor to any Finance Party for the purposes of the Information Memorandum (excluding projections), any Finance Document or the transactions contemplated by them (including information provided under Clause 20) was true and accurate and not misleading by omission in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)
Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

19.11	Financial statements

(a)	The Original Financial Statements were prepared in accordance with GAAP consistently applied unless expressly disclosed to the contrary.

(b)
The Original Financial Statements referred to in paragraph (a) of the definition of that term give a true and fair view and represent the Group’s financial condition and operations during the relevant reporting period covered by those Original Financial Statements unless expressly disclosed to the contrary.

(c)
Since 30 June 2002, there has been no change in the financial condition of the Group which has, or would have, a material adverse effect on the ability of the Obligors to perform their respective obligations under this agreement other than, with respect to WMC Limited, the Demerger.

(d)
The Original Financial Statements referred to in paragraph (b) of the definition of that term will give in all material respects a true and fair view and will represent in all material respects the Resources Group’s financial condition and operations during the relevant reporting period covered by those Original Financial Statements unless expressly disclosed to the contrary.

19.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect, have been started against it or any of its Subsidiaries or threatened in writing (where the threat has been received by it or the Subsidiary).

19.14	Trustee

It does not enter any Finance Document or hold any property as an express trustee.

19.15	Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or Clause 20.4(d) (Information: miscellaneous) is authorised to sign

Utilisation Requests and other notices on its behalf (unless otherwise notified by the borrower to the Agent).

19.16	Resources Group and Guarantors

The EBITDA and Total Tangible Assets of the Guarantors (excluding WMC Limited) represent not less than:

(a)	85% of EBITDA of the Resources Group; and

(b)	85% of Total Tangible Assets of the Resources Group.

19.17	Scheme Booklet

The Scheme Booklet:

(a)	contains information which is true and accurate in all material respects, and does not omit any information that is material;

(b)	complies with all applicable laws, including the disclosure requirements of section 411(3) of the Corporations Act;

(c)	complies with all relevant releases by ASIC, including ASIC Policy Statement 142; and

(d)	in respect of WMC Resources Ltd, contains the information referred to in the statement required by Item 108 of Appendix 1A of the Listing Rules of the ASX.

19.18	Repetition

The Repeating Representations contained in this Clause 19 are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Request and the first day of each Interest Period;

(b)	in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor; and

(c)	the Demerger Implementation Date.

The representation contained in Clause 19.10(a) is made on the date of this Agreement and repeated on each date on which any information to which it refers is provided by an Obligor with respect to that information.

20.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial Statements

The Group Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 90 days after the end of each of its financial years, the Group’s audited Financial Statements for that financial year; and

(b)	as soon as the same become available, but in any event within 75 days after the end of each half of each of its financial years, the Group’s Financial Statements for that financial half year.

20.2	Compliance Certificate

(a)
The Group Parent shall supply to the Agent with each set of Financial Statements delivered pursuant to Clause 20.1 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 21 (Financial covenants), Clause 22.11 (Guarantees) and, if applicable, Clauses 22.3(c)(xv) and (d) (Negative Pledge) and 22.4(b)(viii) (Disposals), as at the date as at which those Financial Statements were drawn up.

(b)
Each Compliance Certificate shall be signed by a director or chief financial officer of the Group and, if required to be delivered with the Financial Statements delivered pursuant to paragraph (a) of Clause 20.1 (Financial statements), by the Group’s auditors.

20.3	Requirements as to Financial Statements

(a)
Each set of Financial Statements delivered pursuant to Clause 20.1 (Financial Statements) shall be certified by a director or chief financial officer of the Group Parent as fairly representing the Group’s financial condition as at the date as at which those Financial Statements were drawn up.

(b)	The Group Parent shall procure that each set of Financial Statements delivered pursuant to Clause 20.1 (Financial statements) is prepared using GAAP.

20.4	Information: miscellaneous

The Obligors shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	all documents dispatched by the Group Parent to its shareholders (or any class of them) or any Obligors’ creditors generally (or any class of them) at the same time as they are dispatched;

(b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

(c)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request; and

(d)	promptly, notice of any change in authorised signatories of the Borrower signed by a director or secretary of the Borrower ac’companied by specimen signatures of any new signatories.

20.5	Notification of default

(a)
Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)
Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is subsisting (or if a Default is subsisting, specifying the Default and the steps, if any, being taken to remedy it). The Agent may only make that request if it reasonably suspects that a Default subsists.

21.	FINANCIAL COVENANTS

(a)	Each Obligor undertakes to the Finance Parties that it will ensure that:

(i)	with respect to each Calculation Date beginning with (and including) 31 December 2002:

(1)	Net Tangible Assets exceeds A$3 billion; and

(2)	the ratio of Total Debt to Total Capitalisation is less than 50%; and

(ii)	the ratio of EBITDA to Total Interest exceeds 3.5:1 with respect to the Calculation Date 30 June 2003, and exceeds 4.0:1 with respect to each subsequent Calculation Date.

(b)	On the first Calculation Date the computations in respect of this Clause 21 will be based on the period from the Scheme Effective Date to such first Calculation Date.

22.	GENERAL UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Authorisations

Each Obligor shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Agent of,

any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document and any material Authorisation required for the Group to carry on its business.

22.2	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents or to conduct its business as it is being conducted on the date of this Agreement.

22.3	Negative pledge

(a)	No Obligor shall (and the Guarantors shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Guarantors shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(ii)	enter any title retention arrangement with respect to deferred payment terms of more than 90 days;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Clauses 22.3(a) and (b) above do not apply to:

(i)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its or the Group’s banking arrangements for the purpose of netting debit and credit balances;

(ii)	any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(1)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(2)	the principal amount secured has not been increased in contemplation of, or since the acquisition of that asset by a member of the Group; and

(3)	the Security is removed or discharged within six months of the date of acquisition of such asset;

(iii)
any Security over or affecting any asset of any entity which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that entity becomes a member of the Group, if:

(1)	the Security was not created in contemplation of the acquisition of that entity;

(2)	the principal amount secured has not increased in contemplation of or since the acquisition of that entity; and

(3)	the Security is removed or discharged within six months of that entity becoming a member of the Group;

(iv)	Securities arising by statute or imposed by operation of law which do not secure Financial Indebtedness;

(v)
Securities to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, Governmental Agency contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (except as security for Financial Indebtedness);

(vi)	any Securities securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security;

(vii)
Securities on or over all or any part of the interest of any member of the Group in any Joint Venture to secure that member’s obligations and liabilities to its co-venturers and/or the manager or operator of the Joint Venture or their agent, including the revenues and assets derived by the member from, or employed by the member in, the Joint Venture, in favour of its co-venturers;

(viii)	Securities to secure Financial Indebtedness in which a member of the Group has paid money or deposited securities with a trustee or depository pursuant to a Defeasance Arrangement;

(ix)
Securities to secure the payment or repayment of Limited Recourse Debt or Non-Recourse Debt with respect to a project or development, provided that such Securities do not extend to any assets other than:

(A)	a Group member’s Project Property in respect of the project or development;

(B)	all or any part of the Economic Interest of a member of the Group in a Project Vehicle and the rights and proceeds derived from that Economic Interest if:

(1)	the assets of the Project Vehicle form part of or are directly connected with the project or development;

(2)	those assets comprise all or substantially all of the assets of the Project Vehicle; and

(3)
where that Economic Interest of the member of the Group which has created or proposed to create the Securities is an indirect Economic Interest held through interposed persons, the Economic Interest of each of those interposed persons in the Project Vehicle comprises all or substantially all of the assets of that person;

(C)	any other asset of the Group member referred to in (A) or (B) if that other asset has a market value less than US$250,000; or

(D)	any combination of the assets, Economic Interest, rights and proceeds referred to in (B)(1), (2) or (3) above;

(x)
Securities for Taxes which are being contested in good faith and if a reserve or other appropriate provision, if any, as required by applicable generally accepted accounting principles has been made for the Taxes by the Group;

(xi)	Securities in favour of an Obligor;

(xii)
any attachment or judgment Securities, unless the judgment it secures is not discharged or execution stayed pending appeal, within 60 days after when it was entered, or is not discharged within 60 days after the expiration of any such stay;

(xiii)
Securities in respect of receivables, inventory and related assets (including Securities securing payment of the receivables, contracts to buy inventory and the proceeds of such receivables, contracts and assets) in favour of any person which are created:

(1)
in connection with any facility or program (including a securitisation and related Derivative Transactions) under which funds have been provided to a member of the Group on a non-recourse basis in exchange for all or any of the receivables or inventory; and

(2)	as security for the obligations of a member of the Group under the facility or program, payment of the receivables and/or payment of the inventory;

(xiv)
Securities over documents of title, bills of lading and insurance policies in respect of goods or assets imported or exported in the ordinary course of business of a member of the Group, over the goods or assets and any proceeds payable under, or from the disposal of, any of the foregoing assets which secures any Financial Indebtedness incurred by a member of the Group to acquire the goods or assets imported by it or to raise funds in respect of the goods or assets exported by it if the Financial Indebtedness is repaid within six months after it has been incurred;

(xv)	any other Securities securing indebtedness the aggregate principal amount of which does not exceed 10% of Net Tangible Assets as shown in the most recent Financial Statements of the Group.

(d)
Despite paragraph (c), the total amount secured by Securities referred to in sub-Clauses 22.3(c)(viii), (xiii) and (xv) will not exceed 10% of Net Tangible Assets as shown in the most recent Financial Statements of the Group.

(e)
If, at any time, any Security described in clause 22.3(c)(ix) secures any debt which is not Limited Recourse Debt or Non-Recourse Debt, each Obligor must promptly (and, in any event, within 5 Business Days) procure that the Security is amended, released or discharged to the extent necessary to ensure that it secures only Limited Recourse Debt or Non-Recourse Debt (or both), and provide the Agent with evidence of such amendment, release or discharge.

22.4	Disposals

(a)
No Obligor shall (and the Group Parent shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not but excluding the payment of money) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph 22.4(a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(iii)	by a member of the Group that is not an Obligor to another member of the Group which is not an Obligor or to an Obligor;

(iv)	under a Security which is permitted under Clause 22.3;

(v)	of receivables on arms length non-recourse terms;

(vi)	of assets which are obsolete, worn out or redundant;

(vii)	of assets under transactions which are associated with or incidental to the Demerger; or

(viii)
where the higher of the market value or consideration receivable for the sale, lease, transfer or other disposal (when aggregated with the higher of the market value or consideration receivable for all other sales, leases, transfers or other disposals during such financial year, other than any permitted under paragraphs (i) to (vii) above) does not exceed US$40,000,000 (or its equivalent in another currency or currencies) in any financial year.

22.5	Merger

No Obligor shall (and the Group Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction except for the purposes of the Demerger.

22.6	Change of business

Except for alterations arising from, or implemented for the purposes of the Demerger, the Group Parent shall not make, and shall ensure that no other member of the Group makes, any alteration in the nature of the Group’s businesses if such alteration or all such alterations in aggregate would constitute a substantial alteration in the general character of the businesses of the Group treated as one business, such general character being taken for this purpose to be that of a group engaged primarily in the exploration, development, treatment, processing, marketing and trading of mineral resources.

22.7	Environmental

Each Obligor shall maintain procedures which are adequate to monitor:

(a)	the Group’s compliance with all Environmental Laws; and

(b)
circumstances relating to Environmental Laws which have given rise or may give rise to a claim against, or to a requirement of expenditure by, the Group in an amount of US$5,000,000 (or equivalent) or more (whether initiated by a private claimant or a Governmental Agency) or to the cessation or material alteration of the Group’s business activities.

Each Obligor must notify the Agent of any such circumstances promptly upon becoming aware of them.

22.8	Insurance

(a)
Each Obligor must ensure that insurance is taken out and maintained with respect to the assets and undertakings of the Group (including any natural resource or other projects or developments) of an insurable nature in the manner and to the extent that is prudent and appropriate for business enterprises engaged in similar businesses and in similar localities.

(b)	All Insurances must be taken out and maintained with reputable insurers.

(c)	Each Obligor must pay each insurance premium and other amount payable in respect of Insurances when due, and not to do or permit anything to be done or fail to do anything which is likely to prejudice Insurances, and provide to the Agent on request:

(i)	certificates of currency for all Insurances; and

(ii)	a reasonably detailed record of claims made under Insurances in the year preceding the request.

(d)	Each Obligor must, promptly after becoming aware, notify the Agent:

(i)	of any event that occurs that gives rise to or is reasonably likely to give rise to an insurance claim of more than US$5,000,000; or

(ii)	if an insurance claim of more than US$5,000,000 is refused either in part or in full.

(e)
Promptly after receiving the proceeds of any Insurance and any other payments arising out of an insured event, each Obligor must ensure that it repairs or reinstates the relevant asset in an appropriate manner as necessary or desirable in accordance with prudent practice, unless it has already done so with its own funds before the date it receives those proceeds or other payments.

(f)
If the Agent has exercised its rights under Clause 23.15 (Acceleration), the Agent (acting on the instructions of the Majority Lenders) may direct that the proceeds of any Insurance (other than a public or third party liability, or workers’ compensation policy) and other payments arising out of an insured event occurring must be applied to reduce the monies owing under the Finance Documents.

22.9	Distributions to shareholders

Each Obligor shall not declare or pay any dividend or pay or distribute any money or other asset to or for the benefit of any of its shareholders in their capacity as such (other than another Obligor) while a Default subsists.

22.10	Demerger Undertakings

(a)
The Group Parent shall promptly provide the Agent with copies of any documents filed with either ASIC or any other Governmental Agency, or any other material document relating to the implementation of the Demerger.

(b)
The Group Parent shall not permit or allow any material variations to or material departures from the terms of the Demerger as described or contemplated by the Relevant Provisions of the Scheme Booklet, Demerger Deed or the Implementation Deed without the prior written consent of the Agent acting on the instructions of the Majority Lenders (which consent is not to be unreasonably withheld or delayed), unless such variation or departure is required by binding order or directive of any Governmental Agency or Court.

22.11	Guarantors

The Group Parent shall ensure that at all times the EBITDA and Total Tangible Assets of the Guarantors (excluding WMC Ltd) represent not less than:

(a)	85% of EBITDA of the Resources Group; and

(b)	85% of Total Tangible Assets of the Resources Group.

22.12	Maximum non-Guarantor Financial Indebtedness

The Group Parent shall ensure that the aggregate principal amount of Financial Indebtedness (excluding Limited Recourse Debt and Non-Recourse Debt) incurred by members of the Resources Group which are not Obligors will not exceed at any time US$25,000,000 (or its equivalent in other currencies).

22.13	Conduct of Business

Each Obligor shall ensure that the Group and each member of it will conduct is businesses in accordance with prudent and appropriate business practices, having regard to the nature of the business of the Obligor and the practices of other similar businesses in the jurisdiction(s) in which it operates. This includes the exercise of a degree of skill, diligence and foresight consistent with the safe, secure and reliable operation of its business and prudent practices that reasonably would be accepted by a significant proportion of similar businesses in Australia.

22.14	Constitution

Each Obligor must do everything necessary to maintain its corporate existence. Except as necessary for the Demerger, no Obligor may transfer its jurisdiction of incorporation or amend or vary Relevant Provisions of its constitution in any material way without the prior written consent of the Agent (such consent not to be unreasonably withheld).

22.15	Subordinated debt

Without limiting any other obligation in this Agreement, each Obligor must ensure that if it incurs any Financial Indebtedness, or permits any Financial Indebtedness to exist, after the date of this Agreement which is subordinated, such Financial Indebtedness must be subordinated on terms which include the Prescribed Terms and do not include any terms which derogate from or prejudice the operation of the Prescribed Terms. This clause 22.15 does not apply where the subordinated Financial Indebtedness is Project Debt which is to be subordinated to other Project Debt relating to the same project or development.

22.16	Derivative transactions

The Group Parent must ensure that:

(a)	the Group and each of its members has a hedging policy which is prudent and appropriate in all the circumstances; and

(b)	no member of the Group enters into a Derivative Transaction the predominant purpose of which is speculative.

22.17	Non-Arm’s Length Transactions with Related Parties

The Group Parent shall ensure that no Obligor enters into a transaction with any other member of the Group which is not an Obligor unless:

(a)	that transaction is on arm’s length commercial terms and the consideration provided under that transaction is market value consideration; or

(b)	that transaction, when aggregated with all other such transactions (other than those referred to in paragraph (a)), does not exceed US$25,000,000 (or equivalent) in value at any given point in time.

22.18	No Upstream Guarantees

If any person acquires Control of the Group Parent (other than directly and solely as a result of the Demerger), each Obligor undertakes that it will not provide any guarantee of the Financial Indebtedness of the entity which acquired Control of the Group Parent.

22.19	Refinance of Financial Indebtedness

The Obligors undertake and agree that, as at the Scheme Effective Date:

(a)
all Financial Indebtedness of the Group existing as at the date of this Agreement will be repaid, other than Financial Indebtedness of the Group in connection with US$ Bonds, Prescribed Indebtedness and Derivative Transactions not required by their respective counterparties to be closed out as a result of the Demerger; and

(b)	all undrawn commitments to provide debt finance to the Group existing as at the date of this Agreement will be cancelled,

and as at the Demerger Implementation Date, all Financial Indebtedness of the Group in connection with US$ Bonds will be repaid, other than Prescribed Indebtedness.

23.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default.

23.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment is made within 3 Business Days of its due date.

23.2	Financial covenants

Any requirement of Clause 21 (Financial covenants) is not satisfied.

23.3	Other obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than, those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants)).

(b)
No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the Agent giving notice to the Borrower or an Obligor becoming aware of the failure to comply, whichever is the first to occur.

23.4	Misrepresentation

(a)
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)
No Event of Default under paragraph (a) above will occur if the misleading or incorrect representation or statement is capable of remedy (in the sense that were it to be subsequently repeated in respect of the facts and circumstances then subsisting it would be true and not misleading in all material respects) and is remedied within 30 days of the Agent giving notice to the Borrower or an Obligor becoming aware of the failure to comply, whichever is the earlier.

23.5	Cross default

(a)	Any Financial Indebtedness (except Non-Recourse Debt) of any Obligor is not paid when due nor within any originally applicable grace period.

(b)
Any Financial Indebtedness (except Non-Recourse Debt) of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity because of the exercise by any creditor of any Obligor of any of its rights as a result of an event of default or review event (however described) (other than an Excluded Default).

(c)
Any commitment for any Financial Indebtedness (except Non-Recourse Debt) of any Obligor is cancelled or suspended by a creditor of any Obligor as a result of an event of default or review event (however described) (other than an Excluded Default).

(d)
No Event of Default will occur under this Clause 23.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (c) above is less than US$25,000,000 (or its equivalent in any other currency or currencies).

23.6	Insolvency

(a)
An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on its debts or any class of them or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness (except Non-Recourse Debt).

(b)	The value of the assets of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any indebtedness (except Non-Recourse Debt) of any Obligor.

23.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments generally, a moratorium of any indebtedness (other than Non-Recourse Debt), winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor, other than a solvent liquidation or reorganisation of an Obligor which is approved by the Agent (acting on the instructions of the Majority Lenders);

(b)	a composition, assignment or arrangement with the creditors or any class of creditors of an Obligor other than for the purposes of the Demerger;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of an Obligor which is approved by the Agent (acting on the instructions of the Majority Lenders)), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of an Obligor or any of its assets (but other than under a Security which secures Non-Recourse Debt only); or

(d)	enforcement of any Security over any assets of an Obligor (other than a Security which secures Non-Recourse Debt only),

or any analogous procedure or step is taken in any jurisdiction (“Relevant Action”). No Event of Default under this Clause 23.7 will occur if:

(e)	the Relevant Action was not initiated by the applicable Obligor; and

(f)	the Relevant Action is reversed, withdrawn, discharged, permanently stayed, discharged or otherwise remedied within 60 days of when it was commenced or taken; and

(g)
the relevant Obligor, throughout that period, uses its best endeavours to procure the reversal, withdrawal, discharge, stay or other remedy, and consults with the Agent, and keeps it fully informed to an extent satisfactory to the Agent.

To avoid doubt, an Event of Default will occur immediately if the Relevant Action is initiated by an Obligor.

23.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor having an aggregate value of US$25,000,000 or more (or its equivalent in any other currency or currencies) and which is not discharged within 60 days, provided the relevant Obligor, throughout that period, uses its best endeavours to procure the discharge and consults with the Agent, and keeps it fully informed to an extent satisfactory to the Agent.

23.9	Ownership of the Borrower

An Obligor (other than the Group Parent) is not or ceases to be a wholly owned Subsidiary of the Group Parent, except, in the case of a Guarantor, as a result of a transaction which is permitted under this Agreement.

23.10	Unlawfulness or Unenforceability

It is or becomes unlawful for an Obligor to perform any of its obligations under all or any material part of a Finance Document or any of its obligations under all or any material part of a Finance Document are voidable or unenforceable for any reason.

23.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.12	Demerger

Any material variations are made to or material departures are made from the Relevant Provisions of the Scheme Booklet which have not received the prior written consent of the Agent acting on the instructions of the Majority Lenders (such consent not to be unreasonably withheld).

23.13	Delisting

The Group Parent ceases to be listed on the official list of the ASX other than following a change of Control that is a Review Event.

23.14	Material Adverse Effect

Any other event occurs which has or will have (or a series of events occur which, together, has or will have) a material adverse effect on the ability of the Obligors (taken as a whole) to perform their obligations under the Finance Documents.

23.15	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments whereupon they shall be immediately cancelled;

(b)	declare that all or part of the Loans, together with accrued interest, and all other amounts owing under the Finance Documents be immediately due and payable; and/or

(c)	declare that all or part of the Loans and Unpaid Sums be payable on demand whereupon they shall immediately become payable on demand by the Agent.

23A.	REVIEW EVENT

(a)	This Clause 23A applies if a Review Event occurs.

(b)	The Obligors must notify the Agent promptly upon becoming aware that a Review Event has occurred.

(c)
Regardless of whether the Agent has received a notice under paragraph (b), if instructed by the Majority Lenders, the Agent will notify the Borrower that it has an option (the “Option”) to prepay without penalty (other than amounts payable under clause 11 (Break Costs)) all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents, within 90 days after the date of that notice (“Option Period”).

(d)	The Borrower may exercise the Option by giving written notice to that effect to the Agent no less than 5 Business Days before the date it intends to make the prepayment.

(e)
If the Borrower does not exercise the Option by the date which is 5 Business Days before the expiry of the Option Period, the Agent may by notice to the Borrower cancel the Facility and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facility will be cancelled and all such outstanding amounts will become immediately due and payable.

(f)	The Borrower may not deliver a Utilisation Request during the Option Period with a Maturity Date after the last day of the Option Period.

(g)	Nothing in this Clause 23A shall be construed as limiting the rights of any Finance Party under clause 23.15 (Acceleration) in respect of any Event of Default which occurs at any time.

SECTION 8

CHANGES TO PARTIES

24.	CHANGES TO THE LENDERS

24.1	Assignments and transfers by the Lenders

Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer any of its Loan Notes and transfer by novation any of its other rights and obligations,

to another bank or financial institution or (where the Lender remains Lender of record) a securitisation vehicle or other vehicle for funding purposes (the “New Lender”).

24.2	Conditions of assignment or transfer

(a)	The consent of the Borrower is required for an assignment or transfer by a Lender, unless:

(i)	the assignment or transfer is to another Lender or an Affiliate of a Lender;

(ii)	an Event of Default is subsisting;

(iii)	the assignment is to a securitisation or funding vehicle where the Lender remains lender of record; or

(iv)	there has been a change in Control of the Group Parent from that which prevailed immediately after Implementation.

(b)
The consent of the Borrower to an assignment or transfer must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Borrower within that time.

(c)
An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an original Party to this Agreement as a Lender.

(d)	A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

(e)	Subject to paragraph (f), if:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)
as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 13 (Tax gross-up and indemnities) or Clause 14 (Increased Costs) of this Agreement, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(f)
Paragraph (e) will not apply in relation to payments under Clause 13 in relation to Australian Withholding Tax if the Existing Lender was acting through a Facility Office in Australia, or the previous Facility Office was in Australia, and the New Lender or the Lender acting through the new Facility Office, is not an Associate of the Borrower.

24.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect or the Transfer Certificate is delivered to the Agent under Clause 24.5 (Procedure for transfer), pay to the Agent (for its own account) a fee of A$2,500, however the Agent agrees to waive this fee during the public offer contemplated under clause 30.

24.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities and any other person in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

24.5	Procedure for transfer

(a)
Subject to the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below on the later of the Transfer Date specified in the Transfer Certificate delivered by the Existing Lender to the Agent and the fifth Business Day after (or such earlier Business Day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent. Each Existing Lender must deliver four counterparts of the Transfer Certificate to the Agent. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate for itself and as agent for the Borrower, each Guarantor and each Lender other than the Existing Lender or the New Lender (each of whom expressly authorise the Agent so to do).

(b)	On the Transfer Date:

(i)	Loan Notes are transferred as specified in the Transfer Certificate;

(ii)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its other rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(iii)
each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iv)
the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an original Party to this Agreement as a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under this Agreement;

(v)	the New Lender shall become a Party as a “Lender” and entitled to the benefits of any other Finance Document entered into by the Agent as agent for the Lenders; and

(vi)	the Agent shall update the Register.

24.6	Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

25.	CHANGES TO THE OBLIGORS

25.1	Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2	Additional Guarantors

(a)	A member of the Group (other than an Excluded Subsidiary) shall become an Additional Guarantor if:

(i)	the Borrower delivers to the Agent a duly completed executed and stamped Accession Deed; and

(ii)
the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b)
The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

25.3	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

25.4	Resignation of a Guarantor

(a)	The Borrower may request that a Guarantor (“Released Entity”) ceases to be a Guarantor by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation letter and notify the Borrower and the Lenders of its acceptance, if:

(i)	no Default is continuing or would result from the acceptance of the Resignation letter (and the Borrower has confirmed this is the case); and

(ii)	the Majority Lenders have consented (in their absolute discretion) to the Borrower’s request;

(iii)	the Released Entity will cease to be a member of the Group as a result of a disposal of shares or units issued by it which is permitted under this Agreement; and

(iv)	the Group Parent certifies that the release of the Released Entity will not result in a breach of Clause 22.11.

(c)	Upon the Agent so notifying the Borrower, the Released Entity will cease to be a Guarantor and a party to this Agreement.

SECTION 9
THE FINANCE PARTIES

26.	ROLE OF THE AGENT

26.1	Appointment of the Agent

(a)	Each of the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents. The Agent will be agent for the Lenders except as described in paragraph (c)

(b)
Each of the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(c)
Where the Agent provides services in connection with the administration of the Loans, that is when it calculates rates and amounts, keeps records, keeps the Register, receives and distributes payments and information received under Clauses 20.1 (Financial statements) and 20.4 (Information: miscellaneous), and receives and deals with Utilisation Notices and Selection Notices, it does not provide those services as agent for the Lenders, but the remainder of this Clause 26 still applies.

26.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c)	The Agent shall promptly notify the Lenders of any Default arising under Clause 23.1 (Non-payment).

(d)
The Agent agrees to exercise the rights, remedies, powers and discretions and perform the obligations which are specifically delegated to or conferred on it by any Finance Documents in accordance with this clause 26. The Agent has no duties and responsibilities except those expressly set out or referred to in this Agreement.

26.3	Role of the Joint Lead Arrangers

Except as specifically provided in the Finance Documents or as otherwise agreed in writing, no Joint Lead Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

26.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent or a Joint Lead Arranger as a trustee or fiduciary of any other person.

(b)	Neither the Agent nor any Joint Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

26.5	Business with the Group

The Agent and each Joint Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

26.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

26.7	Majority Lenders’ instructions

(a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Joint Lead Arrangers.

(c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph (d) until it has received such security as it may require for any cost, loss or liability (including any associated Indirect Tax) which it may incur in complying with the instructions.

(d)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8	Responsibility for documentation

Neither the Agent nor the Joint Lead Arrangers is responsible:

(a)
for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, a Joint Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)	for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document.

26.9	Exclusion of liability

(a)
Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it, or for omitting to take action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause 26.9.

(c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

26.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

26.11	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in Australia as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Agent may resign by giving notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)
If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the same time zone in Australia).

(d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)
After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

26.12	Confidentiality

(a)
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Joint Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

26.13	Relationship with the Lenders

The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days (or such lesser period as the Agent may agree) prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

26.14	Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Joint Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document;

(c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document; and

(d)
the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document.

26.15	Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender or any bank approved by the Majority Lenders to replace that Reference Bank.

26.16	Agent’s Management Time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clauses 17.2 and 17.3 (Costs and expenses) and Clause 26.10 (Lenders’ indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 12 (Fees).

27.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement or the Loan Note Deed Poll will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

28.	SHARING AMONG THE LENDERS

28.1	Payments to Lenders

If a Lender (a “Recovering Lender”) receives or recovers any amount other than in accordance with Clause 31 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)
the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

28.2	Redistribution of payments

(a)
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 31.5 (Partial payments).

(b)	Unless paragraph (c) applies:

(i)
the receipt or recovery referred to in Clause 28.1 (Payments to Lenders) will be taken to have been a payment for the account of the Agent and not to the Recovering Lender for its own account, and the liability of the relevant Obligor to the Recovering Lender will only be reduced to the extent of any distribution retained by the Recovering Lender under Clause 28.1(c); and

(ii)
(without limiting sub-paragraph (i)) the relevant Borrower shall indemnify the Recovering Lender against a payment under Clause 27.1(c) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(c)	Where:

(i)	the amount referred to in Clause 28.1 (Payments to Lenders) above was received or recovered otherwise than by payment (for example, set off); and

(ii)
the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt, or recovery or the payment, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly:

(iii)
each other Finance Party will assign to the Recovering Lender an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under paragraph (a);

(iv)	the Recovering Lender will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party.

28.3	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)
each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay);

(b)	to the extent necessary, any debt assigned under Clause 28.2(c) will be reassigned; and

(c)	the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

28.4	Exceptions

(a)
This Clause 28 shall not apply to the extent that the Recovering Lender would not, after making the payment pursuant to this Clause 28, have a valid and enforceable claim (or right of proof in an administration) against the relevant Obligor.

(b)	A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Lender of the legal or arbitration proceedings; and

(ii)
the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

28.5	Swingline Loans

(a)
This Clause 28 applies in respect of Swingline Loans only as between the Joint Lead Arrangers, unless and until another Lender makes a payment under the indemnity in paragraph (b), in which case it applies as between the Joint Lead Arrangers and each such Lender.

(b)
Each Lender other than the Joint Lead Arrangers shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Joint Lead Arranger, within three Business Days of demand, against any cost, loss or liability incurred by the Joint Lead Arranger in connection with a Swingline Loan, provided that a Joint Lead Arranger may only make demand under this clause if the Agent has made a declaration under clause 23.15.

29.	COMPLIANCE WITH LOAN NOTE DEED POLL

Each Finance Party shall comply with the Loan Note Deed Poll.

30.	PUBLIC OFFER

30.1	Joint Lead Arranger’s representations, warranties and undertakings

Each Joint Lead Arranger undertakes, represents and warrants to the Borrower as follows:

(a)
It will make before the 30th day after the first Utilisation Date invitations for the transfer or subscription of Loan Notes and corresponding participations in the form agreed with the Borrower to at least ten parties, each of whom the Joint Lead Arranger’s relevant officers involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of s128F(3)(a)(i) of the Tax Act, and each of whom has been disclosed to the Borrower.

(b)	At least 10 of the parties to whom it will make invitations are not, to the knowledge or suspicion of the relevant officers involved in the transaction, Associates of any of the others.

(c)
It has not made and will not make offers or invitations for the transfer or subscription of Loan Notes and corresponding participations to parties whom its relevant officers involved in the transaction on a day to day basis or in making the offers or invitations are aware are Associates of the Borrower.

(d)
At the cost of the Borrower, it will do or provide such other things that a Borrower reasonably asks it to in connection with offers of Loan Notes, which are reasonably necessary to ensure the requirements of s128F of the Tax Act are satisfied.

30.2	Borrower’s confirmation

Each Borrower confirms that none of the potential offerees whose names were disclosed to it by a Joint Lead Arranger before the date of this Agreement were known or suspected by it to be an Associate of the Borrower or of any other such offeree and it will immediately advise the Joint Lead Arrangers or the Agent if the parties disclosed to it by a Joint Lead Arranger or the Agent are known or suspected by it to be an Associate of the Borrower or any other offeree.

30.3	Lenders’ representations and warranties

Each Lender other than a Joint Lead Arranger represents and warrants to the Borrower that it is and, at the time it acquires a Loan Note, it will be carrying on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of s128F(3)(a)(i) of the Tax Act.

30.4	Information

In connection with any Loan Note held by it or issued to it, each Lender will provide to the Borrower when reasonably requested by the Borrower any factual information in its possession or which it is reasonably able to provide to assist the Borrower to demonstrate that:

(a)	the public offer test under s128F of the Tax Act has been satisfied in relation to the Loan Note; and

(b)	payments of interest under the Loan Note are exempt from withholding tax under that section of the Tax Act,

where to do so will not in the Lender’s reasonable opinion (acting on the basis of external legal advice, at the Borrower’s cost) breach any law or regulation or any duty of confidence owed to a third party and necessarily undertaken by it in the ordinary course of its business.

30.5	Legal Restrictions

Each Lender undertakes to the Obligors that it will not directly or indirectly offer or sell Loan Notes or distribute or circulate any offer document or other material in connection with the Loan Notes:

(a)	within the United States of America; or

(b)	in any jurisdiction except under circumstances which would result in compliance with the laws and regulations of that jurisdiction.

SECTION 10
ADMINISTRATION

31. PAYMENT MECHANICS

31.1	Payments to the Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at 12 midday and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to:

(i)	in respect of US$, at the account of the Agent in New York, NY specified below; and

Bank: Chase Manhattan Bank, New York

Swift Address: CHASUS 33

Account Name: Westpac Syndey’s General Account

Account Number: 001-1-910-312

CHIPS UID: 004742

(ii)	in respect of A$, at the account of the Agent specified below.

Bank: Westpac Banking Corporation

Account Name: Suspense Account Manager - P & S

BSB / Account Number: 032-001 10-2099

(c)	Payment by an Obligor to the Agent for the account of a Finance Party satisfies the Obligor’s obligation to make that payment.

31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clause 31.4 (Clawback) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such Account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in Australia (in the case of amounts in Australian dollars) or the United States of America (in the case of amounts in United States dollars).

31.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 33 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or, if the amount received is not in Australian dollars or United States dollars, in or towards purchase of any amount of Australian dollars or United States dollars to be so applied.

31.4	Clawback

(a)
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.5	Partial payments

(a)
If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by all Lenders (or, in respect of a payment relating to a Swingline Loan, by the Joint Lead Arrangers), vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

31.6	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.7	Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

31.8	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Australian dollar is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)	Any amount expressed to be payable in a currency other than Australian dollars shall be paid in that other currency.

31.9	Netting on rollover

Despite anything else in a Finance Document, only the net difference (if any) between a Rollover Loan and the applicable maturing Loan need be repaid by the Borrower or advanced by the Lenders participating in the Rollover Loan (as the case may be).

32.	REGISTER

32.1	Establishment of Register

The Agent shall establish and maintain a register in Victoria or New South Wales or any other place in Australia approved by the Borrower (taking into account stamp duty considerations).

32.2	The Register

(a)	The Agent shall inscribe the following information in the Register in respect of each Loan Note:

(i)	its maximum principal amount and outstanding principal amount;

(ii)	the name and address of the initial Lenders and each subsequent Lender;

(iii)	the account or address in Australia or outside Australia of the Lender to which payments are to be made; and

(iv)	details of all transfers or assignments, advances, repayments, prepayments and redemption of all or part of the Loan Note and any reduction of the maximum principal amount of the Loan Notes consequent upon any cancellation of an Available Commitment under the Finance Documents.

(b)	The Agent shall update the Register to note changes and shall rectify any errors in the Register of which it becomes aware or of which it has been notified.

(c)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(d)	Each Lender may inspect the Register upon giving reasonable notice to the Agent.

32.3	Register is paramount

(a)
The Borrower and the Agent shall recognise the Lender whose name appears in the Register as the absolute owner of the Loan Notes inscribed in its name on the Register without regard to any other record or instrument.

(b)
No notice of any trust or other interest in any Loan Note will be entered on the Register. Neither the Borrower nor the Agent need take notice of any other interest in, or claim to, a Loan Note, except as ordered by a court of competent jurisdiction or required by law.

33.	SET-OFF

If an Event of Default is subsisting a Finance Party may, but need not, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation owed by that Finance Party to that Obligor (whether or not matured), regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34.	NOTICES

34.1	Communications in writing

Subject to Clause 34.4 (Electronic transmission of notice by or to the Agent) any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, electronic transmission or letter.

34.2	Addresses

The postal address, email and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of each Lender or any other Obligor, that specified in Schedule 1 (The Original Parties) or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent, that identified with its name below,

or any substitute address, fax number, email address (if applicable), or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

Borrower:

Address             Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006

Email:               samantha.hogg@wmc.com.au

Fax No:             (03) 9686 3569

Attention:         Samantha Hogg

Agent:

Address:           Level 1, 255 Elizabeth Street, Sydney, NSW, 2000

Email:               hsmith@westpac.com.au

Fax No:             (02) 9283 1846 and (02) 9272 1873

Attention:         Helen Smith

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of electronic transmission:

(1)	when received and opened by the recipient; or

(2)	if it complies with the rules under Clause 34.4 (Electronic transmission of notice by or to the Agent),

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause 34 will be deemed to have been made or delivered to each of the Obligors.

34.4	Electronic transmission of notice by or to the Agent

Commencing on a date to be determined by the Agent and notified to the other parties to this Agreement, notices, requests, demands, consents, approvals, agreements or other communications to or by the Agent:

(a)
may be given by means of a secure website access to which is restricted to the parties to the Transaction Documents (and, where applicable, their financial and legal advisers) established by the Agent or other electronic means in a manner and subject to rules established by the Agent and agreed with the Borrower; and

(b)	will be taken to be given or made in accordance with those rules.

34.5	Notification of address, fax number and email address

Promptly upon receipt of notification of an address, fax number and email address or change of address, fax number or email address pursuant to Clause 34.2 (Addresses) of an Obligor or changing its own address, fax number or email address, the Agent shall notify the other Parties.

34.6	Reliance

Any notice sent under this Clause 34 can be relied on by the recipient if the recipient reasonably believes the notice to be genuine and if it bears what appears to be the signature (original or facsimile) of an authorised signatory of the sender (without the need for further enquiry or confirmation). Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

34.7	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35.	OBLIGOR’S COMPLIANCE WITH LOAN NOTE DEED POLL

Each Obligor will comply with the Loan Note Deed Poll from the date of this Agreement whether or not it has been executed.

36.	CALCULATIONS AND CERTIFICATES

36.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

36.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate of interest or amount under Clause 10 (Break Costs), Clause 13 (Tax gross up and indemnities) or Clause 14 (Increased costs) or under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates and any certification or determination by a Finance Party of any other amount is sufficient evidence of the matters to which it relates unless the contrary is proved.

36.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days (in the case of amounts in Australian dollars) or 360 days (in the case of amounts in United States Dollars).

37.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

38.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

39.	AMENDMENTS AND WAIVERS

9.1	Required consents

(a)
Subject to Clause 39.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)
The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 39. The Borrower may effect, on behalf of any Obligor, any amendment or waiver (regardless of whether it is material).

39.2	Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	the definition of “Margin” or the amount of any payment of principal, interest, fees or commission payable or any other payment obligation;

(iv)	an increase in Commitment;

(v)
a change to the Borrower or Guarantors other than in accordance with Clause 25 (Changes to the Obligors) or the release of WMC Limited in accordance with Clause 18.9 (Automatic Release of WMC Limited);

(vi)	any provision which expressly requires the consent of all the Lenders;

(vii)	Clause 2.2 (Lenders’ rights and obligations), Clause 16 (Mitigation by the Lenders), Clause 24 (Changes to the Lenders), Clause 28 (Sharing among the Lenders) or this Clause 39;

(viii)	the status of the obligations of the Borrower as set out in clause 5.2 of the Loan Note Deed Poll,

shall not be made without the prior consent of all the Lenders.

(b)	An amendment or waiver which relates to the rights or obligations of the Agent may not be effected without the consent of the Agent.

40.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11

GOVERNING LAW AND ENFORCEMENT

41.	GOVERNING LAW

This Agreement is governed by Victorian law.

42.	ENFORCEMENT

42.1	Jurisdiction

(a)
The courts having jurisdiction in Victoria have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that those courts are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
Despite the above paragraphs, no Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, Parties may take concurrent proceedings in any number of jurisdictions.

42.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Party (other than a Party incorporated or registered in Australia):

(a)
irrevocably appoints the Agent (in the case of a Finance Party) or the Borrower (in the case of an Obligor) as its agent for service of process in relation to any proceedings in connection with any Finance Document; and

(b)	agrees that failure by the process agent to notify the relevant Party of the process will not invalidate the proceedings concerned.

Each Party expressly agrees and consents to the provisions of this Clause 42. The Agent and Borrower accept their respective appointments as process agents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE GUARANTORS

Part I
The Guarantors

Name of Guarantor	Registration number (or equivalent, if any	)	Address for Service of Notice

WMC Limited	ABN 85 004 820 419		Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006
WMC Resources Ltd	ABN 76 004 184 598		Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006
WMC Fertilizers Pty Ltd	ABN 30 004 936 850		Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006
WMC (Olympic Dam Corporation) Pty Ltd	ABN 99 007 835 761		Level 16, IBM Centre, 60 City Road, Southbank, Victoria, 3006

Part II
The Joint Lead Arrangers

Name of Joint Lead Arranger	Commitment	Address for Service of Notice

Commonwealth Bank of Australia	Facility A Commitment: US$62,500,000 Facility B Commitment: US$87,500,000	14th Floor 385 Bourke Street Melbourne, VIC, 3000
Deutsche Bank AG	Facility A Commitment: US$62,500,000 Facility B Commitment: US$87,500,000	Level 23, 333 Collins Street Melbourne, VIC, 3000

JPMorgan Chase Bank	Facility A Commitment: US$62,500,000 Facility B Commitment: US$87,500,000	Level 26, Grosvenor Place 225 George Street Sydney, NSW, 2000

Westpac Banking Corporation	Facility A Commitment: US$62,500,000 Facility B Commitment: US$87,500,000	Level 9 360 Collins Street Melbourne, VIC, 3000

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions Precedent to Initial Utilisation

1.	Obligors

(a)	A certified copy of the certificate of registration and constitution of each Obligor.

(b)
A certified copy of the Scheme Booklet, with the Relevant Provisions substantially in the same terms as provided to the Agent immediately prior to execution of this Agreement and in form and substance satisfactory to the Agent, and which has been initialled on behalf of the Borrower and the Agent for identification.

(c)	A certified copy of a resolution of the directors of each Obligor (other than WMC Limited and WMC Resources Ltd):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it executes the Finance Documents to which it is a party;

(ii)	resolving that the entry into each Finance Document is in the best interests of the relevant Obligor, for its corporate benefit and for a proper purpose;

(iii)	resolving that the entry into each Finance Document will not contravene its constitution or any law or other obligation; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party, and, in respect of each of WMC Limited and WMC Resources Ltd:

(v)
a certified copy of a resolution of the directors of each of WMC Limited and WMC Resources Ltd each appointing a committee to whom they have delegated their powers in respect of the matters referred to in the above paragraphs (i)-(iv), under and in accordance with Rule 98 of the respective constitutions of WMC Limited and WMC Resources Ltd (each a “Committee”); and

(vi)	a certified copy of a resolution of the members of each of the Committees on the terms of the above paragraphs (i)-(iv).

(d)	A certified copy of a resolution of the shareholder of each Obligor (other than WMC Limited):

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which the Obligor is a party and resolving that it execute the Finance Documents to which the Obligor is a party; and

(ii)	resolving that the entry into each Finance Document is in the best interests of the relevant Obligor, for its corporate benefit and for a proper purpose.

(e)	A certificate signed by a director or secretary of WMC Limited stating that all undrawn commitments to provide debt finance to the Group have been cancelled.

(f)	A certificate signed by a director or secretary of WMC Limited stating that the Demerger has not been cancelled or WMC Limited has not resolved to cancel the Demerger.

(g)
An original power of attorney appointing attorneys to execute each Finance Document to which it is a party, from each Obligor executed under common seal or by two directors or a director and a secretary.

(h)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (c) above.

(i)
A certificate addressed to the Agent on behalf of itself and each Lender, signed by a director or secretary of the Group Parent, certifying that nothing in any Finance Document or any transaction contemplated under any Finance Document contravenes section 260A of the Corporations Act.

(j)
A report from Marsh & McLennan or another independent insurance expert or broker, acceptable to the Agent, which certifies in favour of the Agent that the insurance taken out by the Group is prudent and appropriate for business enterprises engaged in similar business and in similar localities.

(k)
A certificate from WMC Limited (signed by a director or the chief financial officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(l)
A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(m)	Evidence in relation to each Guarantor incorporated in Australia it is not in breach of Chapter 2E of the Corporations Act of Australia.

(n)	The Original Financial Statements.

(o)	A certificate from a director of the Group Parent certifying that:

(i)
after Implementation, the Resources Group will not be a party to or guarantor for any Financial Indebtedness of WMC Alumina or WMC Limited except as is disclosed in the Scheme Booklet and other than Prescribed Indebtedness;

(ii)	there is no known environmental event as contemplated by clause 22.7 of the Agreement which is reasonably likely to constitute a Material Adverse Effect;

(iii)
the sum of the Total Commitments under this Agreement, the total commitments under the Term Loan Facility Agreement, the total commitments under the Alumina Debt Facility and the Group’s cash is sufficient to pay:

(A)	all Outstanding Financial Indebtedness (including commercial paper, bonds and notes) owing by any member of the Group which may fall due for repayment or repurchase; and

(B)	all amounts which may become due for payment by any member of the Group under all Derivative Transactions which may be closed out or terminated,

during the Availability Period;

(iv)	the Scheme Effective Date has occurred; and

(v)
ownership and control of all material non-AWAC assets as described in the Scheme Booklet have been transferred to WMC Resources Ltd and its Subsidiaries and all non-material non-AWAC assets as described in the Scheme Booklet will be transferred in accordance with the Demerger Deed.

The certification in paragraph (iii) must be accompanied by supporting calculations and evidence.

(p)	Standard & Poor’s have confirmed that they have not withdrawn or lowered their Rating Evaluation Service of a BBB stable outlook credit rating for WMC Resources Ltd after the Demerger.

(q)	A list (certified by a director of the Group Parent) of Excluded Subsidiaries.

2.	Legal opinions

(a)	A legal opinion of Mallesons Stephen Jaques, legal advisers to the Agent and Lenders, substantially in the form distributed to the Joint Lead Arrangers prior to signing this Agreement.

(b)	A legal opinion of Arthur Robinson & Hedderwicks, the legal advisers to the Obligors, substantially in the form distributed to, and agreed by, the Joint Lead Arrangers prior to signing this Agreement.

3.	Other documents and evidence

(a)	Evidence that any process agent referred to in Clause 42.2 (Service of process), if not the Agent or the Borrower, has accepted its appointment.

(b)
A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 12 (Fees) and Clause 17 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)
An original executed counterpart of each Finance Document and the Term Loan Facility Agreement duly executed and, where applicable, duly stamped or, if not duly stamped, evidence satisfactory to the Agent that it will be duly stamped together with payment of an amount sufficient to cover all stamp duty which payable, and each ancillary document to ensure that each Finance Document and the Term Loan Facility Agreement which is capable of registration can be registered.

(e)
Confirmation from the Agent under the Term Loan Facility Agreement that the initial conditions precedent under that document have been satisfied or waived (other than any condition precedent which corresponds to this condition precedent with respect to the initial conditions precedent under this Agreement having been satisfied or waived).

Part II
Conditions Precedent Required to be Delivered
by an Additional Guarantor

1.	An Accession Deed, duly executed by the Additional Guarantor and the Borrower.

2.	A certified copy of a resolution of the board of directors of each Additional Guarantor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Accession Deed;

(ii)	resolving that the entry into each Finance Document is in the best interests of the relevant Additional Guarantor and for a proper purpose, giving reasons;

(iii)	resolving that the entry into each Finance Document will not contravene its constitution or any law or other obligation; and

(iv)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

3.	A certified copy of a resolution of the shareholders of each Additional Guarantor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party and resolving that it execute the Accession Deed; and

(ii)	resolving that the entry into each Finance Document is in the best interests of the relevant Additional Guarantor and for a proper purpose, giving reasons.

4.
A certificate from a director of each Additional Guarantor certifying in favour of the Agent that the relevant Additional Guarantor is able to pay its debts as they become due from its own money and will, after entering into the Finance Documents to which it is a party, be able to pay its debts as they become due from its own money.

5.
A certificate addressed to the Agent on behalf of itself and each Lender, signed by 2 directors of the Additional Guarantor, certifying that its accession as a guarantor does not constitute and will not constitute financial assistance in contravention of section 260A of the Corporations Act.

6.	An original power of attorney authorising the execution of the Accession Deed, from each Additional Guarantor executed under common seal or by two directors or a director and a secretary.

7.	A certified copy of the constitutional documents of the Additional Guarantor (if any).

8.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

9.
A certificate of the Group Parent (signed by a director or the chief financial officer) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

10.
A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Deed.

11.	Evidence in relation to each Additional Guarantor (if it is incorporated in Australia) it is not in breach of Chapter 2E of the Corporations Act of Australia.

12.
A legal opinion from Arthur Robinson & Hedderwicks and, if it is incorporated outside Australia, in the jurisdiction of incorporation of the Additional Guarantor, substantially in the form distributed to, and agreed by, the Joint Lead Arrangers prior to signing this Agreement.

13.	Such other documents as the Agent may reasonably request.

SCHEDULE 3
REQUESTS

Utilisation Request

From: WMC Finance Limited

To: [Agent]

Dated:

Dear Sirs

WMC Finance Limited – US$600,000,000 Subscription Agreement
dated [            ] 2002 (the “Subscription Agreement”)

1.	We refer to the Subscription Agreement. Terms defined in the Subscription Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date*:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be Utilised:

Currency of Loan:	A$/US$

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

Is this a Swingline Loan?	Yes/No

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4.	We confirm that, except as disclosed below in writing, no Default is subsisting and that any utilisation under this Utilisation Request will not result in or cause a Default.

[Disclosures]

To avoid doubt, mere disclosure of an event contemplated by this paragraph does not excuse or waive any Default that might arise or have arisen. Nothing in this Utilisation Request prejudices or modifies any Lender’s rights under Clause 4.2.

5.	The proceeds of this Loan should be credited to [account].

6.	This Utilisation Request is irrevocable.

Yours faithfully

.............................................
authorised signatory for
WMC Finance Limited

* The proposed Utilisation Date must be at least three Business Days after the date of this Utilisation Request, except for Utilisation Requests for Loans in Australia dollars in respect of Facility A in an amount of A$50,000,000 or less, which may be dated the same day as the Utilisation Date.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:        [            ] as Agent

From:    [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

WMC Finance Limited – US$600,000,000 Subscription Agreement
dated [          ] 2002 (the “Subscription Agreement”) and Loan Note Deed Poll dated [*] by the Borrower (the “Loan Note Deed Poll”)

1.	We refer to the Subscription Agreement. Terms used in the Subscription Agreement shall have the same meaning in this Transfer Certificate and the following definition applies:

2.	We refer to Clause 24.5 (Procedure for transfer):

(a)
The Existing Lender transfers Loan Notes with a maximum aggregate face amount and aggregate principal outstanding representing the Commitment and amounts lent referred to in the Schedule with effect from and including the Transfer Date in accordance with Clause 24.5 (Procedure for transfer).

The Existing Lender and the New Lender agree to the Existing Lender and the New Lender novating all or part of the Existing Lender’s Commitment, other rights and obligations referred to in the Schedule.

(b)	The proposed Transfer Date is [ ].

(c)	The Facility Office and address, email, fax number and attention details for notices of the New Lender for the purposes of Clause 34.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate is governed by Victorian law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number, email and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent for itself and on behalf of the Borrower, each Guarantor and each Lender other than the Existing Lender or the New Lender, and the Transfer Date is confirmed as [            ].

[Agent]

By:

SCHEDULE 5

FORM OF ACCESSION DEED

To:        [            ] as Agent

From:    [Subsidiary] and WMC Finance Limited

Dated:

Dear Sirs

WMC Finance Limited – US$600,000,000 Subscription Agreement
dated [            ] (the “Subscription Agreement”)

1.	We refer to the Subscription Agreement. Terms used in the Subscription Agreement shall have the same meaning in this Accession Deed.

2.
[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Subscription Agreement as an Additional Guarantor pursuant to Clause 25.2 (Additional Guarantors) of the Subscription Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	[Subsidiary’s] administrative details are as follows:

Address:

Fax No:

Attention:

4.	This letter is governed by Victorian law.

IN WITNESS the Additional Guarantor has executed and delivered this Deed in [#].

Signed Sealed and Delivered for and on behalf of [* Limited] by its attorney who state that he/she has no notice of the revocation of the power of attorney under which he/she does so, in the presence of:

Witness Signature	Attorney Signature

Print Name	Print Name

SCHEDULE 6

FORM OF RESIGNATION LETTER

To:        [        ] as Agent

From:    [resigning Obligor] and WMC Finance Limited

Dated:

Dear Sirs

WMC Finance Limited – US$600,000,000 Subscription Agreement
dated [        ] (the “Subscription Agreement”)

1.	We refer to the Subscription Agreement. Terms used in the Subscription Agreement shall have the same meaning in this Resignation Letter.

2.	Pursuant to [Clause 25.6 (Resignation of a Guarantor), we request that [resigning Obligor] be released from its obligations as a [Guarantor] under the Facility Agreement.

3.	We confirm that:

(a)	no Default is continuing or would result from the acceptance of this request; and

(b)	the resignation under this Resignation Letter will not result in a breach of Clause 22.11 of the Subscription Agreement.

4.	This letter is governed by Victorian law.

[WMC Finance Limited]	[Subsidiary]

By:	By:

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:       [            ] as Agent

From:   [Guarantor]

Dated:

Dear Sirs

WMC Finance Limited – US$600,000,000 Subscription Agreement
dated [            ] 2002 (the “Subscription Agreement”)

1.	We refer to the Subscription Agreement. Terms used in the Subscription Agreement shall have the same meaning in this Compliance Certificate.

2.
We confirm that as at the date of the attached Financial Statements: [Insert details of computations of financial covenants and compliance with clause 22.11 (Guarantees), and if applicable Clause 22.3(c)(xv) and (d) (Negative Pledge) and 22.4(b)(viii) (Disposals) to be certified]

3.	[We confirm that no Default is continuing.]*

Signed:	.....................
Director/Chief Financial Officer
of [Guarantor]

[insert applicable auditor certification language in the certificate with respect to the annual Financial Statements]

.....................
for and on behalf of
[name of auditors of the Group]

If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 8

APLMA FORM OF CONFIDENTIALITY UNDERTAKING

[LETTERHEAD OF SELLER]

To [Purchaser]

Dear [*]

US$600,000,000 SUBSCRIPTION AGREEMENT WITH WMC FINANCE LTD
(the BORROWER)]

We write on behalf of ourselves and the Borrower. We understand that you are considering [acquiring]/[arranging the acquisition of] an interest in the Agreement (the “Proposal”). We will deliver to you the Confidential Information, and the Borrower permits us to deliver it, if you sign and return a copy of this letter confirming the following.

You agree with us and the Borrower that you will:

(a)	keep the Confidential Information (as defined below) strictly confidential and in a secure place;

(b)	use the Confidential Information only in connection with the Proposal;

(c)	only disclose the Confidential Information to:

(i)	your officers and employees required to be involved in connection with the Proposal; or

(ii)	an adviser or a Related Entity (as defined in the Corporations Act) involved in connection with the Proposal who agrees with you to be bound by these requirements;

(d)	notify us of any proposed disclosure under (c)(ii) and, on our request, cause the disclosee to sign an undertaking on substantially these terms in our favour;

(e)
if you do not participate in the Proposal, at our request return or destroy any hardcopy Confidential Information, delete any files downloaded to any computer containing the Confidential Information, and provide us with written confirmation of this, provided that you may retain one copy of such hardcopy or files to the extent required to maintain appropriate records of its business; and

(f)	ensure everyone mentioned in paragraph (c) is aware of and complies with these requirements as if they had signed this letter in your place.

“Confidential Information” means any information in any form relating to any Obligor or the Agreement provided by us to you in connection with the Proposal, other than information which:

•	is now, or later becomes, in the public domain (other than as a result of a breach of the above requirements);

•
is required to be disclosed for the purposes of litigation or under applicable law, or any applicable requirement of a governmental agency where it is a practice of financial institutions to comply with those requirements, or

•	you can show you lawfully already had or receive in circumstances unrelated to the Proposal.

The above exceptions do not affect any other obligation or duty of confidence you have with respect to that information.

This letter is governed by Victorian law.

Yours faithfully

For and on behalf of [Seller]	We agree to the above on behalf of

SCHEDULE 9

TIMETABLES

Loans in Australian dollars

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	(a) With respect to a Utilisation Request for an A$ Facility A Loan under Clause 5.1(b) in an amount of A$50,000,000 or less, 10:00 am (Sydney time) on the Utilisation Date.

(b) With respect to any other Utilisation Request, 3:00 pm (Sydney time) 3 Business Days before the Utilisation Date.

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	(c) With respect to a Utilisation Request for an A$ Facility A Loan under Clause 5.1(b) in an amount of A$50,000,000 or less, 11:00 am (Sydney time) on the Utilisation Date.

(d) With respect to any other Utilisation Request, 3:00 pm (Sydney time) 2 Business Days before the Utilisation Date

Base Rate is fixed	Quotation Day as of 10:30 am (Sydney time)

Loans in United States dollars

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	With respect to any Utilisation Request, 3:00 pm (Sydney time) 3 Business Days before the Utilisation Date.

Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	With respect to any other Utilisation Request, 3:00 pm (Sydney time) 2 Business Days before the Utilisation Date

Base Rate is fixed	Quotation Day as of 11:00 am (London time)

SCHEDULE 10

INTENTIONALLY BLANK

SCHEDULE 11

PRESCRIBED INDEBTEDNESS

1
Financial Indebtedness of Wesminco Oil Pty Ltd (ABN 91 004 968 389) directly in connection with the 15 year zero coupon direct infrastructure bond issued to Infrastructure Investments No. 1 Pty Limited (ABN 84 073 710 942) on 8 July 1996.

2
Financial Indebtedness of WMC Limited (or a subsidiary) in connection with a deferred purchase arrangement under a sale and purchase agreement to purchase the interest of Outokumpu Mt. Keith Pty Ltd (Under External Administration) (ACN 003 976 949) in the Mount Keith Joint Venture.

3	Financial Indebtedness of USA Finance in connection with outstanding US$ Bonds not repurchased under the offer of USA Finance to repurchase any and all outstanding US$ Bonds.

SCHEDULE 12

Prescribed Terms

“Prescribed Terms” means, with respect to any Subordinated Debt incurred by an Obligor, terms the effect of which is that:

1
Subject to paragraph 3, all Subordinated Debt, and the payment (from whatever source) of, and the rights and claims in respect of, all Subordinated Debt, are subordinated and postponed and made subject in right of payment to all Senior Debt, and the payment (from whatever source) of, and the rights and claims in respect of, all Senior Debt.

2	Subject to paragraph 3, no part of the Subordinated Debt may become due for payment, or be capable of being declared due for payment, before the Maturity Date in respect of Facility B, unless:

(a)	all Senior Debt has been repaid in full; or

(b)	the Subordinated Debt is refinanced by other Subordinated Debt and the refinancing party has agreed to be bound by these Prescribed Terms.

3	Notwithstanding paragraphs 1 and 2, an Obligor may:

(a)	if no Default is subsisting under this Agreement at the relevant time, pay any Subordinated Debt Interest to a Subordinated Lender; or

(b)	at any time, allow any Subordinated Debt to convert or be converted into shares or other form of equity in the relevant Obligor,

provided that that event itself would not, and would not be likely to, give rise to a Default under this Agreement.

4
Unless and until all Senior Debt has been repaid in full, the Subordinated Lender may not exercise any rights, remedies or powers under any Subordinated Finance Document or directly or indirectly demand payment of, sue for, accept payment or repayment of or in any way allow by reduction of an Obligor’s assets or otherwise, the discharge, satisfaction or extinguishment of its Subordinated Debt Principal or termination or close out of a Derivative Transaction governed by a Subordinated Hedge Document.

5
None of these Prescribed Terms may be amended, varied, or waived without the prior written consent of the Facility Agent, acting on the instructions of the Majority Lenders, (whose consent may not be unreasonably withheld).

6	In this Schedule 12, the following terms have the following meaning:

Senior Debt means all Financial Indebtedness incurred by the Obligors under any of the Facilities or the Term Loan Facility Agreement.

Subordinated Debt means [describe the relevant debt to be subordinated].

Subordinated Debt Interest means any interest, coupon, dividend, distribution or other form of distribution in the nature of income in the hands of the recipient payable in connection with Subordinated Debt by an Obligor to a Subordinated Lender, but excludes Subordinated Debt Principal.

Subordinated Debt Principal means the principal amount of the Subordinated Debt advanced by the Subordinated Lender to the relevant Obligor.

Subordinated Finance Document means any agreement, Security or other document which contemplates the advance of Subordinated Debt to an Obligor.

Subordinated Hedge Document means any document which contemplates a Derivative Transaction entered into in connection with any Subordinated Debt.

Subordinated Lender means a lender of Subordinated Debt.

Each attorney executing this Agreement states that he or she has not received notice of the revocation or suspension of his power of attorney.

Signed for WMC Finance Limited by its attorney under power of attorney dated 25 October 2002:

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for WMC Limited by its attorney under power of attorney dated 25 October 2002:

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for WMC Resources Limited by its attorney under power of attorney dated 25 October 2002:

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for WMC Fertilizers Pty Ltd by its attorney under power of attorney dated 25 October 2002:

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for WMC (Olympic Dam Corporation) Pty Ltd by its attorney under power of attorney dated 25 October 2002:

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for Commonwealth Bank of Australia by its attorney under power of attorney dated

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for JPMorganChase Bank by its attorney under power of attorney dated

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for Deutsche Bank AG by its attorney under power of attorney dated

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for Deutsche Australia Ltd by its attorney under power of attorney dated

Attorney Signature	Witness Signature

Print Name	Print Name

Signed for Westpac Banking Corporation by its attorney under power of attorney dated

Attorney Signature	Witness Signature

Print Name	Print Name

AGENT: Signed for Westpac Banking Corporation by its attorney under power of attorney dated

Attorney Signature	Witness Signature

Print Name	Print Name